Exhibit 41

SUBSCRIPTION AGREEMENT

DATED 12 JANUARY 2005

FIRST PACIFIC FINANCE LIMITED

U.S.$199,000,000

Zero Coupon Guaranteed Exchangeable Notes due 2010

THIS AGREEMENT is made on 12 January 2005 BETWEEN:

(1)	FIRST PACIFIC FINANCE LIMITED, a company incorporated under the laws of the Cayman Islands under number CT-141613 with offices at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, Georgetown, Grand Cayman, British West Indies;

(2)	FIRST PACIFIC COMPANY LIMITED, a company incorporated under the laws of Bermuda under number EC13704 with offices at 24th Floor, Two Exchange Square, 8 Connaught Place, Central, Hong Kong; and

(3)	UBS AG (the Manager).

WHEREAS:

(A)	First Pacific Finance Limited (the Issuer) proposes to issue U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010 (the Notes, which expression where the context admits shall include the Global Certificate (as defined below)) to be guaranteed by First Pacific Company Limited (the Guarantor).

(B)	The Notes will be in registered form in the amount of U.S.$10,000 and will be constituted by a Trust Deed (the Trust Deed) between the Issuer, the Guarantor and The Hongkong and Shanghai Banking Corporation Limited as trustee (the Trustee) and issued subject to and with the benefit of an Agency Agreement (the Agency Agreement) between the Issuer, the Guarantor, the Trustee and the agents named therein.

(C)	Each Note will be exchangeable at the option of the holder thereof for a pro rata share of the Exchange Property initially comprising the Shares (as defined below) of Philippine Long Distance Telephone Company (PLDT) in accordance with the Terms and Conditions (as defined below). References in this Agreement to the Shares, means to the fully paid common shares of par value Pesos 5.00 each of PLDT, which are the subject of the custody arrangement in the Agency Agreement.

(D)	The Notes are being offered by the Manager outside the United States, pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the Securities Act).

IT IS AGREED as follows:

1.	SUBSCRIPTION

1.1	Subject to the terms and conditions of this Agreement, the Issuer agrees to issue the Notes to the Manager, the Guarantor agrees to guarantee all amounts payable in respect of the Notes in accordance with the Terms and Conditions and the Manager agrees to subscribe and pay for, or to procure subscriptions and payment for, the Notes on the Closing Date (as defined below) at a subscription price of 100 per cent. of the aggregate principal amount (the Subscription Price) of the Notes.

1.2	Each of the Issuer and the Guarantor undertakes to prepare an Offering Circular (the Final Offering Circular) to be dated not later than two business days prior to the Closing Date or such other date as may be agreed between the Issuer, the Guarantor and the Manager (the Publication Date) for use in connection with the issue of the Notes and the listing of the Notes on the Singapore Exchange Securities Trading Limited (the Singapore Stock Exchange) and hereby authorise the Manager and their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (Regulation D)) to distribute copies thereof in connection with the offering and sale of the Notes subject to and in accordance with Clause 9.

1.3	Each of the Issuer and the Guarantor confirms the arrangements agreed with and made on their behalf by the Manager for announcements in respect of the Notes to be published on such dates and in such newspapers or other publications as they may agree with the Manager.

1.4	The terms and conditions of the Notes (the Terms and Conditions) shall be substantially in the form set out in Schedule 2 to this Agreement, with such changes as may be agreed between the Issuer, the Guarantor and the Manager.

1.5	The Guarantor will, in the Trust Deed, unconditionally and irrevocably guarantee (i) the due payment of all sums expressed to be payable by the Issuer under the Trust Deed and the Notes, and (ii) the due and punctual performance of all the Issuer’s obligations under the Notes (in particular, the delivery of the Exchange Property (as defined in the Terms and Conditions)).

1.6	The Issuer confirms that it has authorised the Manager to offer Notes on its behalf to third parties for subscription at the Subscription Price.

2.	CLOSING

The net subscription money in respect of the Notes (representing the Subscription Price of the Notes, less the amount of the commission specified in Clause 4) will be paid by the Manager to such U.S. dollar account as shall be notified by the Issuer to the Manager (not later than five days prior to the Closing Date) at 10.00 a.m. (New York City time) on 18 January 2005 or at such other time and/or date as the Issuer and the Manager may agree (the Closing Date) in New York same day funds against delivery of a global certificate (the Global Certificate), duly executed and registered in the name of a nominee of a common depositary (the Common Depositary) for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and for Clearstream Banking, société anonyme and in or substantially in the form provided in the Trust Deed, to the Common Depositary and the registration of the holdings of the Notes represented by the Global Certificate in the register maintained by the registrar for the Notes; provided that the aggregate principal amount of the Notes represented by the Global Certificate shall not exceed U.S.$199,000,000.

3.	UNDERTAKINGS

Each of the Issuer and the Guarantor undertakes with the Managers that:

(a)	it will, and the Guarantor undertakes that it will also procure that the Issuer will, on or before the Closing Date execute the Trust Deed and the Agency Agreement,

(b)

that (i) it will prepare and issue the Final Offering Circular which will contain all material information with respect to the Issuer, the Guarantor and the Guarantor’s Subsidiaries (as defined in the Terms and Conditions) (together with the Guarantor, the Group), including but not limited to, PT Indofood Sukses Makmur Tbk (Indofoods) and Metro Pacific Corporation (Metro Pacific), PLDT and its Subsidiaries (together with PLDT, the PLDT Group), and the Notes (including all information which, according to the particular nature of the Issuer, the Guarantor, the Group, PLDT and the PLDT Group and of the Notes, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer, the

Guarantor, the Group, PLDT and the PLDT Group and of the rights attaching to the Notes), (ii) the statements of fact contained in the Final Offering Circular and/or any amendment or supplement thereto, in each case at the date of its publication, will be in every material particular true and accurate and not misleading and that there will be no other facts the omission of which would in the context of the issue of the Notes make any statement in the Final Offering Circular and/or any amendment or supplement thereto, misleading in any material respect, (iii) in relation to the Guarantor, the Group, the PLDT Group, the Notes and the Shares, the statements of intention, opinion, belief or expectation contained in the Final Offering Circular and any amendment or supplement thereto, in each case at the date of its publication, will be, honestly and reasonably made or held and (iv) all reasonable enquiries will have been made to ascertain such facts and to verify the accuracy of all such statements and information;

(c)	the Issuer, or failing the Issuer, the Guarantor, will bear and pay any stamp or other duties or documentary taxes on or in connection with the issue and delivery of the Notes and the execution and delivery of this Agreement, the Trust Deed and the Agency Agreement (together the Agreements);

(d)	without prejudice to subclause 3(e), neither the Issuer nor the Guarantor will, and the Guarantor will procure that no other member of the Group, and will use its reasonable endeavours to procure that no member of the PLDT Group, or in each case any party acting on its or their behalf (other than the Manager) will, between the date of this Agreement and the earlier to occur of (i) the completion (in the determination of the Manager) of the distribution of the Notes, the occurrence of which the Manager will promptly notify to the Issuer and the Guarantor and (ii) the date which is 40 days after the Closing Date (both dates inclusive), without the prior approval of the Manager, make any announcement which could materially prejudice the success of the issue or offering of the Notes. The provisions of this Clause shall not apply, in respect of the Guarantor, to any such public announcement required by any applicable law or regulation or by the Hong Kong Stock Exchange or, in respect of another member of the Group or a member of the PLDT Group, the relevant stock exchange, provided that prior to the making or despatch thereof the Guarantor shall consult (where practicable) with the Manager as to the content, timing and manner of making or despatch thereof and the Guarantor shall consider all reasonable requests of the Manager in relation thereto;

(e)	it will not, and the Guarantor will procure that none of its Subsidiaries will, without the prior written consent of the Manager (such consent not to be unreasonably withheld or delayed), make available, or take any action which will result in it or any member of the Group being obliged under listing requirements or other obligations to its or any of their shareholders generally to make available to the public any information which may be material to a subscriber for the Notes prior to the expiry of 40 days following the Closing Date;

(f)	the Issuer failing whom the Guarantor will deliver to the Manager, without charge, on or as soon as practicable after the Publication Date, and thereafter from time to time, such number of copies of the Final Offering Circular and, after publication thereof, all amendments and supplements thereto as the Manager may reasonably request, and will give to the Manager on the date hereof a copy of the Final Offering Circular signed by a duly authorised officer of the Issuer and the Guarantor;

(g)	each of the Issuer and the Guarantor undertakes with the Manager that it will forthwith notify the Manager of any event which occurs prior to the Closing Date as a result of which the Final Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary to amend or supplement the Final Offering Circular at any time prior to the completion (in the determination of the Manager) of the distribution of the Notes, the occurrence of which the Manager will promptly notify to the Issuer and the Guarantor and that if requested by the Manager will prepare and furnish without charge to the Manager as many copies of the amended, or supplement to, the Final Offering Circular as the Manager may reasonably request which will correct such statement or omission or address such other reason to the satisfaction of the Manager;

(h)	the Guarantor will not, and will procure that none of its Subsidiaries (as defined in the Terms and Conditions) will, for a period of 90 days after the Closing Date, without the prior written consent of the Manager (such consent not to be unreasonably withheld or delayed), offer, sell, contract to sell or otherwise dispose of (or publicly announce any such offer, sale or disposal), any common stock of PLDT held by any member of the Group or securities convertible or exchangeable into or exercisable for common stock of PLDT held by any member of the Group or warrants or other rights to purchase common stock of PLDT held by any member of the Group or any security or financial product whose value is determined directly or indirectly by reference to the price of the common stock of PLDT, including equity swaps, forward sales and options representing the right to receive any common stock of PLDT. The provision of this Clause shall not apply to (i) any stock lending arrangement (Stock Lending Arrangement) in respect of any common stock of PLDT under the International Securities Lending Association (ISLA) Global Master Securities Lending Agreement to be dated on or or prior to the Closing Date (the GMLSA) between Larouge B.V. (Larouge) and the Manager or (ii) any transaction entered into by Larouge for the purpose of obtaining Banko Sentral Registration Certificates with respect to the initial Exchange Property;

(i)	the Guarantor will procure the execution of the GMSLA by Larouge as soon as practicable;

(j)	subject to Clause 3(f), it will not, and the Guarantor undertakes that it will also procure that the Issuer will not, make any amendment or supplement to the Final Offering Circular without the prior consent of the Manager (such consent not to be unreasonably withheld or delayed);

(k)	the Issuer will use the net proceeds received by it from the issue of the Notes in the manner to be specified in the Final Offering Circular;

(l)	the Guarantor undertakes that it will procure that Larouge and Metro Pacific Investment Limited (MPIL) will, on or before the Closing Date execute the loan agreement (the Larouge Loan Agreement) dated 18 January 2005 between Larouge and MPIL evidencing an existing floating rate loan in the amount of U.S.$739,751,445.54;

(m)	the Guarantor will, and the Guarantor undertakes that it will procure that Larouge and MPIL will, on or before the closing Date execute the novation agreement (the Novation Agreement) dated 18 January 2005 between the Guarantor, Larouge and MPIL under which all rights and obligations of MPIL under the Larouge Loan Agreement will be novated to the Guarantor; and

(n)	the Guarantor will procure that the Shares initially comprising the Exchange Property are covered by Banko Sentral Registration Certificates prior to the commencement of the Exchange Period (as defined in the Terms and Conditions).

4.	COMMISSION

In consideration of the agreement by the Manager to act as the manager in relation to the issue of the Notes and to subscribe and pay for or procure subscriptions and payment for the Notes as provided above, the Issuer, failing whom the Guarantor, shall pay to the Manager a combined management and underwriting commission and selling concession of 1.75 per cent. of the principal amount of the Notes. The Manager shall be entitled to deduct such commission and concession from the Subscription Price as provided in Clause 2.

5.	EXPENSES

5.1	The Issuer or, failing the Issuer, the Guarantor shall bear and pay the fees and disbursements of Linklaters, Hong Kong.

5.2	All other costs and expenses incurred in connection with the printing, preparation, checking and initial delivery of the Notes including the delivery of Notes in definitive form in exchange for the Global Certificate, the printing and distribution of the Final Offering Circular (in proof and definitive form) and any amendment or supplement thereto, the printing, preparation and production of the Agreements and all other documents connected with the issue and distribution of the Notes, advertising, the listing of the Notes on the Singapore Stock Exchange and the arrangements for signing the Agreements, the remuneration of the Trustee and the agents appointed under the Agency Agreement and the expenses incurred by them, including the fees and disbursements of the Trustee’s legal advisers, the fees and expenses of the auditors of the Guarantor, the auditors of the Guarantor’s Subsidiaries and the auditors of PLDT, the fees and expenses of the Manager’s legal advisers, and travelling, telex, telephone, facsimile, postage and other costs and expenses properly incurred and to be incurred by the Manager in connection with the preparation and management of the issue and distribution of the Notes shall be borne in equal part by (i) the Issuer and the Guarantor and (ii) the Manager, provided that the liability of the Manager in respect of such expenses shall be limited to U.S.$450,000. Copies of all invoices to support amounts paid or to be paid by each party shall be required to be presented by the party seeking reimbursement to the party from which reimbursement is sought under this Clause 5.

5.3	All costs and expenses referred to in this Clause 5 shall be payable notwithstanding the termination of this Agreement pursuant to the terms of this Agreement.

5.4	All payments by the Issuer or, as the case may be, the Guarantor under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the Cayman Islands, Bermuda, the Hong Kong Special Administrative Region of the People’s Republic of China (Hong Kong) or any other relevant jurisdiction or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (Taxes). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer or, as the case may be, the Guarantor will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made.

6.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR

6.1	As a condition of the obligation of the Manager to subscribe and pay for or procure subscriptions and payment for the Notes, each of the Issuer and the Guarantor jointly and severally represents and warrants to the Manager as follows:

(a)	that (i) the Offering Circular in draft form dated the date of this Agreement (the Draft Offering Circular and, together with the Final Offering Circular, the Offering Circulars) contains, and the Final Offering Circular will contain, all material information with respect to the Issuer and the Notes (including all information which, according to the particular nature of the Issuer and of the Notes, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and of the rights attaching to the Notes), (ii) the statements of fact in relation to the Issuer and the Notes contained in (A) the Draft Offering Circular are, and (B) the Final Offering Circular and any amendment or supplement to the Final Offering Circular, in each case at the date of its publication, will be, in every material particular true and accurate and not misleading and that (in the case of the Draft Offering Circular) there are and (in the case of the Final Offering Circular) there will be no other facts in relation to the Issuer and the Notes the omission of which would in the context of the issue and offering of the Notes make any statement in the Draft Offering Circular and/or the Final Offering Circular, misleading in any material respect, (iii) the statements of intention, opinion, belief or expectation with regard to the Issuer and the Notes contained in (A) the Draft Offering Circular are, and (B) the Final Offering Circular and any amendment or supplement to the Final Offering Circular, in each case at the date of its publication will be, honestly held, have been reached after considering all relevant circumstances and are based on reasonable assumptions and (iv) all reasonable enquiries will have been made to ascertain such facts and to verify the accuracy of all such statements and information;

(b)	that the Issuer has been duly incorporated and is validly existing under the laws of the Cayman Islands with full power and authority to own, lease and operate its properties and conduct its business as is described in the Draft Offering Circular and as will be described in the Final Offering Circular and the Issuer is able lawfully to execute and perform its obligations under the Notes and the Agreements;

(c)	that the issue of the Notes and the execution and delivery of the Agreements by the Issuer have been duly authorised by the Issuer and that upon due execution, authentication, issue and delivery the same will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(d)	that the execution and delivery of the Agreements and the issue and distribution of the Notes and the performance of the terms of the Notes and the Agreements by the Issuer will not infringe any law or regulation of the Cayman Islands or, so far as the Issuer and the Guarantor are aware, any other law or regulation and are not contrary to the provisions of the constitutional documents of the Issuer and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which the Issuer is a party or by which it or its property is bound;

(e)

except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, that there are no pending actions, suits or proceedings against or affecting the Issuer or any of its properties, which if determined adversely to the

Issuer, would individually or in the aggregate have a Material Adverse Effect (as defined below), or would materially and adversely affect the ability of the Issuer to perform its obligations under, or the transactions contemplated by, this Agreement, the Trust Deed, the Agency Agreement or the Notes, and, to the best of the Issuer’s knowledge (having made all reasonable and diligent enquiries), no such actions, suits or proceedings are threatened or contemplated;

(f)	that all consents and approvals of any court, government department or other regulatory body required by the Issuer for the execution and delivery of the Agreements by the Issuer and the issue and distribution of the Notes and the performance of the terms of the Notes and the Agreements by the Issuer have been obtained and are unconditional and in full force and effect;

(g)	that upon issue the Notes will constitute direct, unconditional, unsecured and unsubordinated obligations of the Issuer and will rank pari passu among themselves and at least pari passu in right of payment with all other present and future, direct, unconditional and unsecured obligations of the Issuer, subject as described in the Terms and Conditions and the Trust Deed and save as may be provided by mandatory provisions of law;

(h)	that, subject as described in the conditions of the Notes, payments of principal, premium and interest (if any) on the Notes will be made by the Issuer without withholding or deducting for any taxes, duties or other charges of whatever nature of the Cayman Islands or any political subdivision or authority thereof or therein having power to tax;

(i)	that no event relating to the Issuer has occurred which would constitute (after the issue of the Notes) an event of default under the Notes or which with the giving of notice or the lapse of time or other condition would (after the issue of the Notes) constitute an event of default;

(j)	that neither the Issuer, its affiliates (as defined in Rule 405 under the Securities Act) nor any persons (other than the Manager, as to whom no representation or warranty is made) acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) in respect of the Notes;

(k)	that the Issuer is a “foreign issuer” and that the Issuer, its affiliates and any person (other than the Manager, as to whom no representation or warranty is made) acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(l)	that it has not issued and will not issue, without the prior consent of the Manager, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes; and

(m)	the Issuer is a wholly owned Subsidiary of the Guarantor.

6.2	As a condition of the obligation of the Manager to subscribe and pay for or procure subscriptions and payment for the Notes, the Guarantor represents and warrants to the Manager as follows:

(a)	that (i)(A) the balance sheets of the Guarantor and the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries in each case as at 31 December 2002 and 2003 and 30 June 2003 and 2004 and the profit and loss accounts of the Guarantor and the consolidated profit and loss accounts of the Guarantor and its consolidated Subsidiaries for the periods then ended and (B) the balance sheets of PLDT and the consolidated balance sheets of the PLDT and its consolidated Subsidiaries in each case as at 31 December 2002 and 2003 and 30 September 2003 and 2004 and the profit and loss accounts of PLDT and the consolidated profit and loss accounts of the PLDT and its consolidated Subsidiaries for the periods then ended included in the Draft Offering Circular and to be included in the Final Offering Circular and (ii) the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at 30 September 2004 and the consolidated profit and loss accounts of the Guarantor and its consolidated Subsidiaries for the nine-month period ended 30 September 2003 and 2004, were prepared in accordance with the requirements of law and with accounting principles generally accepted in Hong Kong (Hong Kong), in the case of the Guarantor, and the Republic of the Philippines (the Philippines and Philippine GAAP, respectively), in the case of PLDT, consistently applied and that they present fairly the financial condition of the Guarantor, the Group, PLDT and the PLDT Group, respectively, as at the dates as at which they were prepared and the results of the operations of the Guarantor, the Group, PLDT and the PLDT Group, respectively, in respect of the periods for which they were prepared and that there has been no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), business prospects, properties or results of operations of any of the Guarantor, the Group, PLDT or the PLDT Group since 31 December 2003, except as disclosed in the Offering Circulars;

(b)	that (i) the Draft Offering Circular contains, and the Final Offering Circular will contain, all material information with respect to the Guarantor, the Group, PLDT, the PLDT Group and the Shares (including all information which, according to the particular nature of the Guarantor, the Group, PLDT, the PLDT Group and the Shares, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Guarantor, the Group, PLDT and the PLDT Group and the rights attaching to the Notes and the Shares), (ii) the statements of fact contained in (A) the Draft Offering Circular are, and (B) the Final Offering Circular and any amendment or supplement thereto, in each case at the date of its publication, will be, in every material particular true and accurate and not misleading and that (in the case of the Draft Offering Circular) there are and (in the case of the Final Offering Circular) there will be no other facts the omission of which would in the context of the issue and offering of the Notes or the giving by the Guarantor of its guarantee in respect of the Notes make any statement in the Draft Offering Circular and/or the Final Offering Circular, misleading in any material respect, (iii) in relation to the Guarantor, the Group, PLDT, the PLDT Group, the Notes and the Shares, the statements of intention, opinion, belief or expectation contained in (A) the Draft Offering Circular are, and (B) the Final Offering Circular and any amendment or supplement to the Final Offering Circular, in each case at the date of its publication, will be, honestly held, have been reached after considering all relevant circumstances and/or are based on reasonable assumptions, and (iv) all reasonable enquiries have been and will be made to ascertain such facts and to verify the accuracy of all such statements and information;;

(c)

that the Guarantor has been duly incorporated and is validly existing under Bermudan law and, to the best of the Guarantor’s knowledge (having made all reasonable and diligent enquiries), each of PLDT, PT Indofood Sukses Makmur Tbk (Indofoods) and Smart Communications, Inc. (Smart) is duly incorporated and validly existing under the laws of the relevant jurisdiction with full power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Draft Offering Circular and as will be described in the Final Offering Circular and the Guarantor is able lawfully to execute and perform its obligations under the Agreements;

(d)	that the execution and delivery of the Agreements by the Guarantor has been duly authorised by the Guarantor and that upon due execution and delivery the same will constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(e)	that the execution and delivery of the Agreements by the Guarantor and the performance of the terms of the Agreements by the Guarantor will not infringe any law or regulation of Bermuda or Hong Kong or, so far as the Guarantor is aware, any other law or regulation and are not contrary to the provisions of the constitutional documents of the Guarantor and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which the Guarantor is a party or by which it or its property is bound;

(f)	except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, that there are no pending actions, suits or proceedings against or affecting the Guarantor, any of its Subsidiaries or any member of the PLDT Group or any of their respective properties, which if determined adversely to the Guarantor, any of its Subsidiaries or any member of the PLDT Group, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Guarantor to perform its obligations under, or the transactions contemplated by, this Agreement, the Trust Deed, the Agency Agreement or the Notes and, to the best of the Guarantor’s knowledge (having made all reasonable and diligent enquiries), no such actions, suits or proceedings are threatened or contemplated;

(g)	that all consents and approvals of any court, government department or other regulatory body required by the Guarantor for the execution and delivery of the Agreements by the Guarantor and the performance of the terms of the Agreements by the Guarantor have been obtained and are unconditional and in full force and effect;

(h)	that the guarantee of the Guarantor in respect of the Notes will constitute a direct, unconditional, unsecured and unsubordinated obligation of the Guarantor and will rank at least pari passu in right of payment with all other present and future, direct, unconditional and unsecured obligations of the Guarantor, subject as described in the Terms and Conditions and the Trust Deed and save as may be provided by mandatory provisions of law;

(i)	that, subject as described in the Trust Deed, payments by the Guarantor in respect of the Notes will be made without withholding or deducting for any taxes, duties or other charges of whatever nature of Bermuda or Hong Kong or any political subdivision or authority thereof or therein having power to tax;

(j)	that there is no value added tax payable in connection with the commission or other amounts payable or allowed under this Agreement and otherwise in connection with the transactions envisaged by this Agreement;

(k)	that no event has occurred which would constitute (after the issue of the Notes) an event of default under the Notes or which with the giving of notice or the lapse of time or other condition would (after the issue of the Notes) constitute an event of default;

(l)	that no action has been taken by the Guarantor or any of its Subsidiaries (and it is not aware of any action having been taken by any other person with respect to the Guarantor or any of its Subsidiaries) which may result in the Guarantor being obliged, under listing requirements or other obligations to its shareholders generally, to make any information which may be material to a subscriber for the Notes available to the public prior to the 30th day following the Closing Date;

(m)	that neither the Guarantor, its affiliates (as defined in Rule 405 under the Securities Act) nor any persons (other than the Manager, as to whom no representation or warranty is made) acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) in respect of the Notes;

(n)	that the Guarantor is a “foreign issuer” and that the Guarantor, its affiliates and any person (other than any Manager, as to whom no representation or warranty is made) acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(o)	that it has not issued and will not issue, without the prior consent of the Manager, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes;

(p)	the Shares into which the Notes are exchangeable are at the date hereof and will be on the Closing Date legally and/or beneficially owned by Larouge and Larouge has and the Guarantor will procure that Larouge will have on the Closing Date good and valid marketable title to, or beneficial interest in, such Shares. The Shares are on the date hereof and will be on the Closing Date duly authorised by PLDT (so far as the Guarantor is aware (having made all reasonable and diligent enquiries)), fully paid, non-assessable and free and clear of any and all liens, claims, charges, encumbrances and pre-emptive or other third party rights. The Shares rank pari passu in all respects with all other common stock in issue of PLDT and are entitled to all dividends and other distributions declared, paid or made by PLDT and the Shares conform to their description contained in the Draft Offering Circular and to be contained in the Final Offering Circular;

(q)	that Larouge is a wholly-owned (either directly or indirectly) Subsidiary of the Guarantor, has not engaged in any business operations (other than in connection with directly or indirectly holding common shares of PLDT on behalf of the Guarantor and entering into certain borrowings in respect of the purchase of the common shares of PLDT with other members of the Group) and does not have any indebtedness (whether contingent or otherwise) owing to any person other than to the Guarantor and to MPIL, a wholly owned Subsidiary of the Guarantor outstanding;

(r)	there are no restrictions applicable to the Shares generally upon the voting or transfer of any of the Shares pursuant to PLDT’s constitutional documents or pursuant to any agreement or other instrument to which the Guarantor is a party or by which the Guarantor may be bound;

(s)	all of the Shares are duly listed and admitted for trading on the Philippines Stock Exchange and are eligible for book-entry trading and settlement with the Philippine Depository and Trust Corporation and the Central Clearing and Settlement System of the Securities Clearing Corporation of the Philippines;

(t)	no consent, clearance, approval, authorisation, order, registration or qualification of or with any court, governmental agency or regulatory body having jurisdiction over the Guarantor is required and no other action or thing is required to be taken, fulfilled or done for the issue or offer of the Notes or the consummation of the other transactions contemplated by this Agreement, the Trust Deed and the Agency Agreement except for those which have been, or will on or prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;

(u)	each of the Issuer and the Guarantor has an authorised capitalisation as at the date of the Draft Offering Circular, the Final Offering Circular and 30 June 2004, respectively, as set forth in the Draft Offering Circular and as will be set forth in the Final Offering Circular under the headings “Capitalisation of the Issuer” and “Capitalisation of the Guarantor”, respectively which will correctly state the information that they purport to contain;

(v)	each member of the Group and the PLDT Group (1) has good and marketable title to all properties and to all assets necessary and material to the conduct of the business now operated by it in each case free from liens, encumbrances and title defects that would have a Material Adverse Affect and (2) holds all leased real or personal property necessary and material to the conduct of the business now operated by it in each case under valid and enforceable leases with no exceptions that would have a Material Adverse Effect;

(w)	except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, each member of the Group and the PLDT Group possesses valid certificates, authorities, licences or permits issued by appropriate governmental agencies or bodies which are necessary and material to the conduct of the business now operated by it in all of the jurisdictions in which such business is conducted and, except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to such entity, would individually or in the aggregate have a Material Adverse Effect;

(x)	each of the Guarantor, PLDT, Indofoods and Smart maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with (in the case the Guarantor) HK GAAP and (in the case of Indofoods) generally accepted accounting principles in Indonesia and (in the case of PLDT Group and Smart) Philippine GAAP and to maintain asset accountability; and (iii) each of the Guarantor, PLDT, Indofoods and Smart has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity in all material respects and provide a sufficient basis for the preparation of the Guarantor’s consolidated financial statements in accordance with HK GAAP and of PLDT’s consolidated financial statements in accordance with Philippine GAAP, as the case may be;

(y)	there are no material outstanding guarantees or contingent liabilities of the Issuer or Guarantor in respect of indebtedness of third parties except as included in the Draft Offering Circular and as will be included in the Final Offering Circular; each of the Issuer and the Guarantor is in compliance with all of its obligations under any outstanding guarantees or contingent obligations as included in the Draft Offering Circular and as will be included in the Final Offering Circular;

(z)	all material information provided by the Guarantor to its auditors required for the purposes of their comfort letters in connection with the offering and sale of the Notes has been supplied, or as the case may be, will be supplied, in good faith and after due and careful enquiry; such information was when supplied and remains (to the extent not subsequently updated by further information supplied to such persons prior to the date hereof), or as the case may be, will be when supplied, true and accurate in material respects and no further information has been withheld the absence of which might reasonably have affected the contents of any of such letters in any material respect;

(aa)	except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, no member of the Group or the PLDT Group is engaged in any material transaction with its directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available from other parties on an arm’s length basis;

(bb)	no labour dispute with the employees of any member of the Group or the PLDT Group exists or, to the best of the knowledge of the Guarantor (after due and diligent enquiries), is imminent that, in each case, might have a Material Adverse Effect; and

(cc)	each of the Issuer, the Guarantor, PLDT, Indofoods and Smart owns, possesses or can acquire on reasonable terms, all material trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it, or presently employed by it, and, except as described in the Draft Offering Circular and as will be described in the Final Offering Circular, has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer, the Guarantor, PLDT, Indofoods or Smart, as the case may be, would individually or in the aggregate have a Material Adverse Effect on the Group or the PLDT Group taken as a whole.

For purposes of this Agreement, Material Adverse Effect means material adverse effect on the condition (financial or otherwise), business prospects, properties or results of operations of the Guarantor, the Group, PLDT or the PLDT Group, as the case may be.

6.3	Without prejudice to the other rights or remedies of the Manager, each of the Issuer and the Guarantor jointly and severally undertakes to the Manager that if the Manager or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Manager, each a Relevant Party) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses properly incurred) (a Loss) arising out of, in connection with, or based on:

(a)	any actual or alleged breach (other than where such allegation is made by the Relevant Party seeking to rely on this indemnity) of the representations, warranties and undertakings contained in, or made or deemed to be made by the Issuer and/or the Guarantor under, this Agreement; or

(b)	any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from the Offering Circulars or any amendment or supplement thereto (other than where the allegation is made by the Relevant Party seeking to rely on this indemnity), the Issuer or, as the case may be, the Guarantor shall pay to the Manager on demand an amount equal to such Loss. The Manager shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this subclause 6.3.

6.4	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer and/or the Guarantor, as the case may be, under this Clause 6, the Manager shall promptly notify the Issuer and/or the Guarantor, as the case may be, in writing but failure to do so will not relieve the Issuer or the Guarantor from any liability under this Agreement and there shall be employed such legal advisers as may be agreed between the Manager, the Issuer and the Guarantor, or in default of agreement, as the Manager may select.

6.5	Neither the Issuer nor the Guarantor shall be liable in respect of any settlement of any action effected without its consent, such consent not to be unreasonably withheld or delayed. Neither the Issuer nor the Guarantor shall, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

6.6	Each of the Issuer and the Guarantor undertakes with the Manager that it will forthwith notify the Manager of anything which renders or may render untrue or incorrect in any of the representations and warranties contained in Clauses 6.1 and 6.2 (assuming and deeming them to have been repeated at the time of the change) at any time before payment is made to the Issuer on the Closing Date and that it will take those steps which may be reasonably requested by the Manager to remedy and/or publicise the change (including, if requested, the publication of a supplement to the Final Offering Circular). Upon any breach (or, in the case of any representation or warranty set forth above which is not qualified by materiality, any material breach) of any of the above representations and warranties (or, in the case of any representation or warranty above which is not qualified by materiality, inaccurate in any material respect) or any change rendering any of the above representations and warranties inaccurate coming to the notice of the Manager before payment being made to the Issuer on the Closing Date the Manager shall be entitled (but not bound) by notice to the Issuer and the Guarantor to elect to treat such breach or change as (except as otherwise specifically provided) releasing and discharging the Manager from their obligations under this Agreement.

6.7	The above representations, warranties and indemnity shall continue in full force and effect in relation to the Manager notwithstanding its actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties, the completion of the arrangements set out in this Agreement for the subscription and issue of the Notes or the termination of this Agreement pursuant to subclause 6.6 and Clause 8 or 11.

7.	LISTING

The Issuer confirms that it has authorised the Manager to make an application for the Notes to be listed on the Singapore Stock Exchange. In connection with such application, the Issuer shall endeavour to obtain the listing as promptly as practicable and the Issuer and the Guarantor shall furnish any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and maintain such listing until none of the Notes is outstanding or until such time as payment in respect of principal, premium and interest (if any) in respect of all the Notes has been duly provided for, whichever is earlier.

8.	CONDITIONS

8.1	This Agreement and the respective rights and obligations of the parties to this Agreement are conditional upon:

(a)	there having been, as at the Closing Date, no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), business prospects, properties or results of operations of the Issuer, the Guarantor, the Group, PLDT or the PLDT Group since the date of this Agreement and no event making any of the representations and warranties contained in subclause 6.1 or subclause 6.2 untrue or incorrect in any material respect on the Closing Date as though they had been given and made on such date and the Issuer and the Guarantor each having performed all the obligations to be performed by it under this Agreement on or before the Closing Date;

(b)	the delivery to the Managers on or before the Closing Date of:

(i)	legal opinions dated the Closing Date in such form and with such contents as the Manager and the Trustee may require from Conyers Dill & Pearman as Bermudan and Cayman Islands law legal advisers to the Issuer and the Guarantor, from De Brauw Blackstone Westbroek as Dutch law legal advisers to Larouge, from Linklaters as English law legal advisers to the Guarantor and from Allen & Overy as legal advisers to the Manager and the Trustee;

(ii)	a certificate signed by a duly authorised officer of the Issuer with regard to the Issuer and a certificate signed by a duly authorised officer of the Guarantor each in the form attached as Schedule 2;

(iii)	on the date of this Agreement, the Publication Date (if different from the date of this Agreement) and the Closing Date there shall have been delivered to the Manager comfort letters dated the date of this Agreement, the Publication Date (if different from the date of this Agreement) and the Closing Date from Ernst & Young as auditors of the Guarantor and SyCip Gorres Velayo & Co. as auditors of PLDT in a form satisfactory to the Manager; and

(iv)	any resolutions, consents and authorities of the Issuer, the Guarantor and Larouge relating to the issue of the Notes and the deposit of the Shares (subject to any Stock Lending Arrangement) with the Custodian;

(v)	the consent letter from NTT Communications Corporation;

(c)	the Singapore Stock Exchange agreeing to list the Notes;

(d)	the execution of the Trust Deed, the Agency Agreement, Larouge Loan Agreement, the Novation Agreement and the GMLSA by the parties thereto on or before the Closing Date; and

(e)	the Issuer or, failing whom the Guarantor procuring the deposit with the Custodian sufficient Shares to satisfy the Exchange Rights (as defined in the Terms and Conditions) relating to the Notes at the Closing Date subject to any Stock Lending Arrangement.

8.2	In the event that any of the conditions set out in subclause 8.1 is not satisfied on or before their respective dates, this Agreement shall (subject as mentioned below) terminate and the parties hereto shall (except for the liability of the Issuer and the Guarantor in relation to expenses as provided under, or under any arrangements referred to in, Clause 5 and except for any liability arising before or in relation to such termination) be under no further liability arising out of this Agreement, provided that the Manager may in its discretion and by notice to the Issuer and the Guarantor waive satisfaction of any of the above conditions or of any part of them.

9.	MANAGER’S REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

9.1(a)	The Manager understands that the Notes and the Shares to be delivered upon exchange of the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to any other exemption from the registration requirements of the Securities Act. The Manager represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any Notes or the Shares to be delivered upon exchange of the Notes constituting part of its allotment within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 903 of Regulation S under the Securities Act. The Manager also represents, warrants and agrees that it has offered and sold, and will offer and sell, the Notes or the Shares to be delivered upon exchange of the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (the distribution compliance period), only in accordance with Rule 903 of Regulation S under the Securities Act. The Manager agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in subclause 9.1(a) have the meanings given to them by Regulation S.

(b)	The Manager represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used above have the meaning given to them by Regulation S.

9.2	The Manager represents and agrees that:

(a)	it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

(b)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the FSMA) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantor.

9.3	The Manager represents and agrees that:

(a)	it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any Notes other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) (CO), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (SFO) and any rules made under the SFO, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and

(b)	it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

9.4	The Manager represents and agrees that the Notes have not been and will not be registered with the Philippine Securities and Exchange Commission. The Notes cannot be sold or offered for sale in the Philippines unless in an exemption transaction provided under the Philippine Securities Regulation Code.

9.5	The Offering Circulars have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). The Manager represents and agrees that the Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the the Offering Circulars or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person falling within Section 274 of the Securities and Futures Act, (b) to a sophisticated investor (as defined in Section 275 of the Securities and Futures Act) and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

9.6	The Manager represents and agrees that it has not made and will not make any invitation to the public in the Cayman Islands to subscribe for any of the Notes, whether directly or indirectly, otherwise than in circumstances in which such an invitation is permitted under the laws of the Cayman Islands.

9.7	The Manager represents and agrees that it has not offered or sold and will not offer or sell any Notes to any person, firm or company regarded as a resident of Bermuda for Exchange Control purposes and will procure that any purchaser from it of any Notes will comply with such proscription.

9.8	The Manager represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer to sell in the Netherlands any Notes and has not distributed or circulated the Offering Circulars or any other document in respect of the offering of the Notes in the Netherlands other than (i) to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, investment undertakings, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities) or (ii) in circumstances where one of the exceptions to or exemptions from the prohibition contained in Article 3(1) of the Securities Transactions Supervision Act 1995 (“Wet toezicht effectenverkeer 1995”) applies.

9.9	The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law). Accordingly, the Manager represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations in Japan.

9.10	The Manager represents that the Notes may not be publicly offered or sold in or from Switzerland, and neither the Offering Circulars nor any other offering material relating to the Notes may be distributed or otherwise made available to the public in connection with any such offering or sale. The Manager represents that it has only offered or sold, and will only offer and sell the Notes and that the Offering Circulars may only be distributed or otherwise made available in Switzerland on a private placement basis to a limited number of investors (not exceeding 20).

9.11	The Manager represents, warrants and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, Notes to the public in the Republic of France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France, the Offering Circulars or any other offering material relating to the Notes, and that such offers, sales and distributions have been and shall only be made in France to qualified investors (investisseurs qualifiés) acting for their own account, as defined in, and in accordance with, Article L.411-1 and L.411-2 of the Code Monétaire et Financier and décret no. 98-880 dated 01 October 1998.

9.12	The Manager represents, warrants and agrees that it will offer the Notes in the Federal Republic of Germany in compliance with the provision of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) or any other laws applicable in the Federal Republic of Germany.

9.13	The Manager represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Ireland any Notes other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent.

9.14	The Manager confirms and agrees that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell Notes or distribute any draft or definitive document in relation any such offer, invitation or sale in the Kingdom of Sweden except in compliance with the laws of the Kingdom of Sweden.

9.15	No action has been taken by the Issuer, the Guarantor or the Manager that would, or is intended to, permit a public offer of the Notes or possession or distribution of the the Offering Circulars or any other offering or publicity material relating to the Notes in any country or jurisdiction where any such action for that purpose is required. Accordingly, the Manager undertakes that it will not, directly or indirectly, offer or sell any Notes or have in its possession, distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms.

9.16	Without prejudice to the generality of subclause 9.15, the Manager agrees that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases or sales and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

9.17

The Manager will indemnify the Issuer and the Guarantor up to an amount equal to the Manager’s combined management and underwriting commission and selling concession received by it pursuant to Clause 4 against any loss, liability, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which either of them may incur or which may be made against either of them as a result of the failure by the Manager to observe any of the restrictions or requirements of clause 9, provided that, without prejudice to any other claim the Issuer or the Guarantor may have against the Manager, the Manager shall not be liable to indemnify the Issuer or the Guarantor against any loss, liability, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) arising from the sale of Notes to any person believed in good faith by the Manager to be a person to whom Notes could legally be sold in compliance with the provisions of clause 9.

10.	STABILISATION

If the Manager, in connection with the distribution of the Notes, offers Notes in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Notes at levels other than those which might otherwise prevail in the open market, it shall not in doing so be deemed to act as an agent of the Issuer or the Guarantor. The Issuer will not as a result of any action taken by the Manager under this Clause be obliged to issue Notes in excess of the aggregate amount of Notes to be issued under this Agreement, nor shall the Issuer or the Guarantor be liable for any loss, or entitled to any profit, arising from any excess offers or stabilisation. The Issuer confirms that the Manager has informed the Issuer of the existence of the informational guidance published by the Financial Services Authority on stabilisation.

11.	TERMINATION

Notwithstanding anything contained in this Agreement, the Manager may by notice to the Issuer and the Guarantor terminate this Agreement (after consultation with the Guarantor if the Manager believes such consultation to be practicable) at any time before the time on the Closing Date when payment would otherwise be due under this Agreement to the Issuer in respect of the Notes if, in the opinion of the Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and upon the notice being given the parties to this Agreement shall (except for the liability of the Issuer and the Guarantor in relation to expenses as provided in Clause 5 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

12.	NOTICES

12.1	Any notice or notification in any form to be given by the Manager to the Issuer or the Guarantor may be delivered in person or sent by fax or telephone addressed to:

The Issuer:

First Pacific Finance Limited

c/o 24th Floor, Two Exchange Square

8 Connaught Place

Central, Hong Kong

Fax Number:	+852 2810 4313
Attention of:	The Board of Directors

The Guarantor:

First Pacific Company Limited

24th Floor, Two Exchange Square

8 Connaught Place

Central, Hong Kong

Fax Number:	+852 2810 4313
Attention of:	The Company Secretary

12.2	Any notice or notification in any form to be given by the Issuer or the Guarantor to the Manager may be delivered in person or sent by fax or telephone addressed to:

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Fax Number:	+852 2971 6187
Attention of:	Legal and Compliance

12.3	Any such notice or notification shall be in English and shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of despatch and, in the case of telephone, when made.

12.4	Any notice or notification made by telephone shall be confirmed by letter or fax but failure to send or receive the confirmation shall not invalidate the original notice or notification.

13.	GOVERNING LAW AND JURISDICTION

13.1	This Agreement is governed by, and shall be construed in accordance with, English law.

13.2	Subject to subclause 13.3, the Issuer and the Guarantor each agrees for the benefit of the Manager that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the courts of England.

13.3	The Manager may take any suit, action or proceedings (together referred to as Proceedings) against the Issuer or the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions. The Issuer and the Guarantor each hereby appoints Hackwood Secretaries Limited at its registered office for the time being (currently at One Silk Street, London EC2Y 8HQ) in England, to accept service of any Proceedings on its behalf.

14.	MISCELLANEOUS

14.1	Time shall be of the essence of this Agreement.

14.2	The heading to each Clause is included for convenience only and shall not affect the construction of this Agreement.

14.3	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14.4	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which appears first on page 1.

SCHEDULE 1

FORM OF CERTIFICATE CONFIRMING NO MATERIAL ADVERSE CHANGE

[Date]

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Dear Sirs

Pursuant to the Subscription Agreement dated 12 January 2005 (the Agreement) made between (1) First Pacific Finance Limited (the Issuer), (2) First Pacific Company Limited (the Guarantor) and (3) yourselves as Manager, I hereby confirm, on behalf of the [Issuer/Guarantor], that as at today’s date (i) the representations and warranties of the [Issuer/Guarantor] set forth in the Agreement are accurate and correct in all material respects at, and as if made on, today’s date and (ii) the [Issuer/Guarantor] has performed all of its obligations under the Agreement expressed to be performed on or before today’s date.

Yours faithfully

For and on behalf of

[FIRST PACIFIC FINANCE LIMITED/FIRST PACIFIC COMPANY LIMITED]

[Name]

Director/[Title of authorised officer]

SCHEDULE 2

TERMS AND CONDITIONS OF THE NOTES

The issue of the U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010 (the “Notes”, which expression shall, except where otherwise indicated, include any further Notes issued in accordance with Condition 17 and consolidated and forming a single series with the Notes) of First Pacific Finance Limited (the “Issuer”) exchangeable into PLDT Shares (as defined below) was authorised by a resolution of the Board of Directors of the Issuer passed on 6 December 2004. The guarantee of the Notes was authorised by a resolution of the Board of Directors of First Pacific Company Limited (the “Guarantor”) passed on 6 December 2004. The Notes are constituted by a trust deed (as modified and/or restated from time to time in accordance with its terms, the “Trust Deed”) dated 18 January 2005 (the “Closing Date”) and made between the Issuer, the Guarantor, The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”, which term shall, where the context so permits, include all other persons or companies acting as trustee or trustees thereof) as trustee for the holders of the Notes and Larouge B.V., as initial holder and/or beneficial owner of the initial Exchange Property (as defined below). The Issuer and the Guarantor have entered into a paying and exchange agency agreement (the “Agency Agreement”) dated the Closing Date with the Trustee, The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as principal paying agent (the “Principal Agent”), transfer agent (the “Transfer Agent”) and exchange agent (the “Exchange Agent”), The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as registrar (the “Registrar”) and paying agent (the “Paying Agent” and together with the Principal Agent, the “Paying Agents”), The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as custodian with respect to the Exchange Property (the “Custodian”) and Larouge B.V. In these Conditions, the Paying Agents, the Transfer Agents, the Exchange Agent and the Registrar are together referred to as the “Agents”. The statements in these terms and conditions of the Notes (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Copies of the Trust Deed and the Agency Agreement are available for inspection by Noteholders (as defined in Condition 1(b)) at the specified office of the Trustee being at the date hereof at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Noteholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1	Form, Denomination and Title

(a)	Form and Denomination

The Notes are issued in registered form in the denomination of U.S.$10,000 each. A certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders (the “Register”) which the Issuer will procure to be kept by the Registrar. The Notes are not issued in bearer form.

(b)	Title

Title to the Notes passes only by transfer and registration in the Register. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered on the Register (or in the case of a joint holding, the first named thereof).

2	Guarantee and Status

(a)	Guarantee

The Guarantor has unconditionally and irrevocably guaranteed (the “Guarantee”) the due payment of any sums expressed to be payable by the Issuer under the Trust Deed and the Notes and the due and punctual performance of all the Issuer’s obligations under the Trust Deed and the Notes, including the Exchange Rights. The obligations of the Guarantor in respect of the Guarantee are contained in the Trust Deed.

Terms and conditions of the Notes

(b)	Status

The Notes and the Guarantee constitute direct, unsubordinated, unconditional and unsecured obligations of the Issuer and the Guarantor, respectively, and the Notes rank and will rank (subject to the provisions of Condition 4) pari passu, without any preference or priority among themselves. The obligations of the Issuer and the Guarantor under the Notes and the Guarantee shall, save for such exceptions as may be provided by mandatory provisions of applicable law and subject to Condition 4, at all times rank at least equally with all of the Issuer’s and the Guarantor’s present and future, direct, unsubordinated, unconditional and unsecured obligations respectively.

3	Transfers of Notes and Issue of Certificates

(a)	Register

The Issuer will cause to be kept at the specified office of the Registrar and in accordance with the terms of the Agency Agreement, the Register on which shall be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers, redemptions and exchanges of the Notes. Each Noteholder shall be entitled to receive only one Certificate in respect of its entire holding.

(b)	Transfers

Subject to the Agency Agreement and this Condition 3, a Note may be transferred by delivery of the Certificate issued in respect of that Note, with the form of transfer endorsed on such Certificate duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Transfer Agents. No transfer of title to a Note will be valid unless and until entered on the Register.

(c)	Delivery of New Certificates

(i)	Each new Certificate to be issued upon a transfer of Notes will, within five Exchange Business Days of receipt by the Registrar or, as the case may be, any Transfer Agent of the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Notes (but free of charge to the holder) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Transfer Agent.

(ii)	Where some only of the Notes in respect of which a Certificate is issued are to be transferred or exchanged, a new Certificate in respect of the Notes not so transferred or exchanged will, within five Exchange Business Days of delivery of the original Certificate to the Registrar or relevant Transfer Agent, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred or exchanged (but free of charge to the holder) to the address of such holder appearing on the Register.

(iii)	For the purposes of these Conditions, “Exchange Business Day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Transfer Agent with whom a Certificate is deposited in connection with a transfer, is located.

(d)	Formalities Free of Charge

Registration of a transfer of Notes will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer; and (ii) the Issuer, the Registrar or the relevant Transfer Agent being satisfied that the regulations concerning transfer of Notes have been complied with.

Terms and conditions of the Notes

(e)	Closed Periods

No Noteholder may require the transfer of a Note to be registered (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Conditions 9(b), 9(c) and 9(d); (ii) after an Exchange Notice (as defined in Condition 6(b)) has been delivered with respect thereto; and (iii) after a Tax Redemption Notice (as defined in Condition 9(b)), Put Notice (as defined in Condition 9(c)), Optional Redemption Notice (as defined in Condition 9(d)) or Delisting Put Notice (as defined in Condition 9(e)) has been deposited in respect of such Note, each such period being a “Closed Period”.

(f)	Regulations

All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder upon request and is available at the specified office of the Transfer Agent.

4	Negative Pledge

So long as any Note remains outstanding (as defined in the Trust Deed), and save for any Permitted Security:

(a)	neither the Issuer nor the Guarantor will create or permit to subsist and the Guarantor shall procure that no Relevant Subsidiary will create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt, or any guarantee of or indemnity in respect of any Relevant Debt; and

(b)	the Guarantor will procure that none of its Listed Subsidiaries and none of its Material Affiliates will, create or permit to subsist any Security upon the whole or any part of its undertaking, assets or revenues present or future to secure any of the Issuer’s Relevant Debt or the Guarantor’s Relevant Debt, or any guarantee of or indemnity in respect of the Issuer’s Relevant Debt or the Guarantor’s Relevant Debt,

unless, at the same time or prior thereto, the Issuer’s obligations under the Notes and the Trust Deed or, as the case may be, the Guarantor’s obligations under the Trust Deed (aa) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (bb) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the interests of the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of this Condition:

“Affiliate” means any company or other business entity more than 20 per cent. of whose equity share capital is then beneficially owned by the Guarantor and/or one or more of its Subsidiaries and the investment in such company is or will be accounted for by the equity method in the Guarantor’s audited financial statements, provided that any company or other business entity other than PLDT and Smart Communications, Inc. in which the Guarantor or any of its Subsidiaries had an equity investment, or any other investment treated as such by Hong Kong generally accepted accounting practices (“Hong Kong Gaap”) (with reference to Hong Kong Statement of Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investment in Associates”), prior to 12 January 2005 shall not be construed as an Affiliate;

“Listed Subsidiary” means any Subsidiary of the Guarantor whose ordinary shares are listed on a stock exchange or quoted on a centrally organised or regulated securities market or a Subsidiary of such company;

Terms and conditions of the Notes

“Material Affiliate” means at any time any Affiliate of the Guarantor:

(i) (a)	the Guarantor’s share of whose net profits excluding taxation and exceptional items (consolidated, if applicable) calculated pursuant to Hong Kong Gaap (with reference to Hong Kong Statement of Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investment in Associates”) as shown in the latest audited profit and loss account of the Guarantor are not less than 10 per cent. of the consolidated profits before taxation and exceptional items of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(b)	the Guarantor’s carrying value of the Affiliate, calculated pursuant to Hong Kong Gaap (with reference to the Hong Kong Statement of Standard Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investments in Associates”), in the latest published audited consolidated balance sheet of the Guarantor is not less than 10 per cent. of the total consolidated assets of the Guarantor as shown by the latest published audited consolidated balance sheet of the Guarantor.

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of an Affiliate of the Guarantor which immediately prior to such transfer is a Material Affiliate, provided that the transferor Affiliate shall upon such transfer forthwith cease to be a Material Affiliate and the transferee Affiliate shall cease to be a Material Affiliate pursuant to this subparagraph (ii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Affiliate or such transferee Affiliate may be a Material Affiliate on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

“Material Subsidiary” means at any time any Subsidiary of the Guarantor (excluding Metro Pacific Corporation and its Subsidiaries):

(i) (a)	whose profits before taxation and exceptional items (consolidated, if applicable) as shown by its latest audited profit and loss account are not less than 10 per cent. of the consolidated profits before taxation and exceptional items of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(b)	whose revenues (consolidated, if applicable) as shown by its latest audited profit and loss account are not less than 10 per cent. of the consolidated revenues of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(c)	whose total assets (consolidated, if applicable) as shown by its latest audited balance sheet are not less than 10 per cent. of the total consolidated assets of the Guarantor as shown by the then latest published audited consolidated balance sheet of the Guarantor, provided that in the case of a Subsidiary of the Guarantor acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Guarantor and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Guarantor;

Terms and conditions of the Notes

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Guarantor which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (ii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(iii)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate profits equal to) not less than 10 per cent. of the consolidated profits of the Guarantor or generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate revenues equal to) not less than 10 per cent. of the consolidated revenues of the Guarantor, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (i) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate profits equal to) not less than 10 per cent. of the consolidated profits of the Guarantor or generate (or, in the case aforesaid, generate revenues equal to) not less than 10 per cent. of the consolidated revenues of the Guarantor or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (i) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (iii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

“Permitted Security” means any Security over Share Assets to secure any Relevant Debt (other than any Relevant Debt which is by its terms convertible or exchangeable (howsoever described) into shares or other equity securities of any company), or any guarantee or indemnity in respect of any such Relevant Debt provided that (i) the aggregate principal amount of such Relevant Debt secured by Security over Share Assets which is outstanding at any time (including, for the avoidance of doubt, all Relevant Debt subject to this Condition 4 and having the benefit of Security which is outstanding on the date of issue of the Notes) shall not exceed U.S.$200,000,000 (provided that if such Relevant Debt is denominated in a currency other than U.S. dollars, it shall be converted into U.S. dollars for the purpose of determining such aggregate principal amount on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted to the Guarantor by any leading bank on the date of incurrence of such Relevant Debt) and (ii) the proceeds of such Relevant Debt issued after the date of issue of the Notes are used in connection with either (a) refinancing the outstanding principal amount of any secured Indebtedness for Borrowed Money existing on the date of the issue of the Notes or any subsequent refinancing thereof in an amount not exceeding the original principal amount (including the redemption premium if any) or (b) the purchase of other assets for the benefit of the businesses of the Guarantor and/or any of its Subsidiaries.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being (or capable of being) quoted, listed or ordinarily dealt in or traded on any stock exchange, over-the-counter or other centrally organised or regulated securities market, having an original maturity of more than one year from its date of issue.

Terms and conditions of the Notes

“Relevant Subsidiary” means any Subsidiary of the Guarantor, but excluding any Listed Subsidiary.

“Share Assets” means the shares or other equity securities of PT Indofood Suskes Makmur Tbk. (“Indofood”) and PLDT beneficially owned directly or indirectly by the Guarantor from time to time, including the shares of any other corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation reconstruction or acquisition of Indofood or PLDT and excluding any such shares or equity securities forming part of the Exchange Property.

A certificate signed by two Directors of the Guarantor that a Subsidiary is or is not or was or was not at any particular time or throughout any particular period a Material Subsidiary or that a company or business entity is or remains or ceases to be a Material Affiliate, as the case may be, shall, in the absence of manifest error, be conclusive and binding on all parties concerned.

References to the audited profit and loss account and balance sheet and audited accounts of the Guarantor or, as the case may be, a Subsidiary or Affiliate which has subsidiaries shall be construed as references to:

(a)	the audited consolidated profit and loss account and consolidated balance sheet of the Guarantor and all of its Subsidiaries or, as the case may be, such Subsidiary or Affiliate and all of its subsidiaries, if such are required to be produced and audited, or, if no such profit and loss account or balance sheet is produced or has been audited, to a pro forma or unaudited profit and loss account or balance sheet, prepared by the Guarantor or such Subsidiary or Affiliate; and

(b)	such financial statements as adjusted by the Guarantor or such Material Subsidiary or Material Affiliate to comply with Hong Kong GAAP restated without the application of Hong Kong Accounting Standard 39/32 in relation to the Notes and any equity linked securities issued by the Guarantor or its Subsidiaries.

5	Definitions

For the purpose of these Conditions, the following words and phrases shall have the following meanings:

“business day” shall mean a day (other than a Saturday, Sunday or designated public holiday) on which commercial banks are open for business.

“Capital Distribution” means (a) any distribution of assets in specie charged or provided for in the accounts of a Relevant Company for any financial period (whenever paid or made and however described) (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid-up (other than Relevant Securities credited as fully paid) by way of capitalisation of reserves); and (b) any cash dividend or distribution of any kind charged or provided for in the accounts of the Relevant Company for any financial period (whenever paid or made and however described) if (and to the extent that), in each case, such dividend or distribution referred to in (a) or (b) (a “Dividend”) per Relevant Security paid or made in respect of a financial year (when taken together with any other Dividend previously paid or made in respect of the same financial year ((x) disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that financial year, (y) deeming any such Dividend that is not paid or made by reference to a particular financial year to be made or paid in respect of the same financial year in which it was paid or made and (z) converting such Dividends into U.S. dollars at the Prevailing Rate on the date of payment or receipt of such Dividend), when multiplied by the number of Relevant Securities into which a Note is exchangeable, would exceed the following amounts:

In respect of the financial year ending:	Dividend Amount
31 December 2004	U.S.$	153.4091
31 December 2005	U.S.$	187.5000
31 December 2006	U.S.$	255.6818
31 December 2007	U.S.$	306.8182
31 December 2008	U.S.$	368.1818

Terms and conditions of the Notes

For the avoidance of doubt, all cash interim dividends or distributions paid or made with respect to the financial year ending 31 December 2009 shall not constitute a Capital Distribution, but any distribution of assets in specie made during the financial year ending 31 December 2009 shall constitute a Capital Distribution to the extent they exceed (as calculated above) the same Dividend Amount attributable to the financial year ending 31 December 2008.

In the event of any change in financial year end or any corporate action including any consolidation or subdivision of any Relevant Securities or the issue of Relevant Securities by way of capitalisation of profits or reserves, or any like or similar event in relation to which the Issuer considers that an adjustment should be made to the Dividend Amount, such adjustments (if any) shall be made as an independent investment company or commercial bank of international repute selected by, and obtained at the expense of, the Issuer or Guarantor and approved in writing by the Trustee considers appropriate.

Where a Dividend is not paid in cash its value for the purposes of determining whether it constitutes a Capital Distribution (i) in the case of shares of common stock or other securities issued instead of a cash dividend, shall be the Current Market Price of such shares of common stock or other securities on the date on which the relevant Dividend is paid and (ii) in all other cases shall be the amount, translated into U.S. dollars at the Prevailing Rate if necessary, which an independent investment company or commercial bank of international repute selected by, and obtained at the expense of, the Issuer or Guarantor and approved in writing by the Trustee certifies as the fair market value on the date of receipt thereof.

“Depositor” means a person being a Depository Agent or a holder of a securities account maintained with a Depository System (but does not include a holder of a sub-account maintained with a Depository Agent) and “Depository Agent” means an entity registered with the Depository System for the purpose of maintaining securities sub-accounts for its own account and for the account of others;

“Depository System” means, (i) with respect to PLDT Shares, the Philippine Depository and Trust Corporation System, or any replacement or alternative central depository and/or clearing system with respect to PLDT Shares, and (ii) with respect to any other Relevant Securities, the relevant central depository and/or clearing system;

“designated account” means the share custody account and the cash account maintained by the Custodian in accordance with the Agency Agreement for the deposit of PLDT Shares, Relevant Securities and any cash forming part of the Exchange Property;

“Exchange Property” is as defined in Condition 6(c);

“Final Date” means, in relation to any Offer, the date such Offer becomes or is declared unconditional in all respects;

“Financial Period” means any annual financial period of the Relevant Company in respect of which audited financial statements are or must under applicable law be prepared;

“Maturity Date” means 18 January 2010;

“Offer” means a publicly announced offer to the holders of any Relevant Securities comprising Exchange Property, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Relevant Securities or all or substantially all such holders other than any holder who is, or is connected with, or is deemed to be acting in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer;

“Philippine Pesos” or “PHP” means the lawful currency of the Republic of the Philippines;

“PLDT” means Philippine Long Distance Telephone Company;

Terms and conditions of the Notes

“PLDT Shares” means fully paid shares of common stock of par value of PHP5.00 each in the capital of PLDT and all other (if any) shares or stock resulting from any subdivision, consolidation or reclassification of those shares which, as between themselves, have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation or winding-up of PLDT;

“Prevailing Rate” means, on any day, and, in respect of the conversion of a currency into another currency, the rate of exchange obtainable between such currencies determined in the reasonable opinion of the Issuer;

“pro rata share” means, for each Note at any time, a fraction of the Exchange Property the numerator of which shall be the face value of such Note and the denominator of which shall be the aggregate face value of all the Notes (including the Note to which the pro rata share relates) which are outstanding at such time (excluding for this purpose the face value of any Notes in respect of which Exchange Rights have been exercised by a Noteholder but the Exchange Property (or any cash payment in respect thereof) has not yet been delivered and excluding from the Exchange Property such undelivered (or unpaid) Exchange Property);

“Relevant Company” means PLDT, and any corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation, reconstruction or acquisition of PLDT with, into or by such other corporation or company, and any other entity, all or part of the share capital of which is, or all or some of the Securities are, at the relevant time included in the Exchange Property;

“Relevant Exchange” means the Philippine Stock Exchange Inc. (“PSE”) or, if the PLDT Shares are no longer admitted to trading on the PSE, the principal stock exchange or securities market on which the PLDT Shares are traded or dealt in;

“Relevant Securities” means any Securities of any Relevant Company which at the relevant time are included in the Exchange Property;

“Screen Rate” means, on any day, and, in respect of the conversion of one currency into another currency, the rate of exchange between such currencies appearing on the relevant Bloomberg page, on that day, or, if that page is not available or that rate of exchange does not appear on that page on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Issuer shall determine, with the approval of the Trustee;

“Securities” means shares or other securities (including without limitation any options, warrants, convertible bonds, evidence of indebtedness or rights to subscribe or purchase shares or other Securities);

“Securities Account” means a securities account maintained by a Depositor with the Depository System;

“Settlement Date” means the date falling 18 Payment Business Days (as defined in Condition 10(h)) after the relevant Exchange Date provided that in the event that a relevant Noteholder is entitled to receive Additional Exchange Property, the Settlement Date shall then be the later of (i) 18 Payment Business Days after the relevant Exchange Date; and (ii) 18 Payment Business Days after the Effective Date;

“Specified Date” means, in respect of any Offer, the fifteenth day following that on which such Offer was made, or where such Offer is open for less than 15 days the final date for acceptance of such Offer, which, if such Offer is extended prior to such final date, shall be the final date for acceptance of such extended Offer;

“Subsidiary” means a subsidiary within the meaning of generally accepted accounting principals in Hong Kong (with reference to the Hong Kong Statement of Standard Accounting Practice 32 “Consolidated Financial Statements and Accounting for Investments in Subsidiaries” or Hong Kong Accounting Standard 27 “Consolidated and Separate Financial Statements”), including any company or other business enterprise over which the Guarantor has control and power to govern the financial and operating policies of such company or business enterprise so as to obtain benefits from its activities;

Terms and conditions of the Notes

“Trading Day” means (i) in respect of PLDT Shares, a day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business provided that if no transaction in respect of PLDT Shares takes place on any such Trading Day, that Trading Day shall not be a Trading Day for the purposes of any calculation; and (ii) in respect of any other Relevant Securities or any other Securities, a day (other than a Saturday or Sunday) on which the stock exchange or other securities market on which such Relevant Securities or any other Securities are principally traded is open for business provided that if no transaction in respect of such Relevant Security take place on any such Trading Day, that Trading Day shall not be a Trading Day period for the purposes of any calculation; and

“U.S. dollars” or “U.S.$” means the lawful currency of the United States of America.

6	Exchange Right

(a)	Exchange Period and Exchange Rights

(i)	Each Noteholder has the right, subject to any applicable laws and regulations and in the manner described below, to exchange a Note at any time during the Exchange Period referred to below for a pro rata share of the Exchange Property (subject to Condition 6(a)(iv)). The right of a Noteholder to exchange a Note for Exchange Property is herein referred to as the “Exchange Right”. Upon exchange, the right of the exchanging Noteholder to repayment of any amount of principal or premium of the Note to be exchanged shall be extinguished and released, and in consideration and in exchange thereof the Issuer shall deliver or procure the delivery of the relevant pro rata share of the Exchange Property as provided in this Condition. Subject to and upon compliance with these Conditions, the Exchange Right attaching to any Note may be exercised by the holder thereof at any time on or after 17 February 2005 and up to the close of business (at the place where the Certificate representing such Note is deposited for exchange) on the date which falls 10 days prior to the Maturity Date (or, if such date shall not be a business day at the place where the Certificate representing the Note is to be delivered, the immediately preceding business day at such place) or if such Note shall have been called for redemption prior to the Maturity Date, then up to the close of business (at the place aforesaid) on the date which falls 10 days prior to the date fixed for redemption thereof (or, if such date shall not be a business day at the place where the Certificate representing the Note is to be delivered, the immediately preceding business day at such place) unless there shall be a default by the Issuer or the Guarantor in making payment in respect of such Note on such date fixed for redemption, in which event the Exchange Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment is made and notice of such payment has been duly given in accordance with Condition 16 or if earlier, the Maturity Date.

Subject to Condition 6(b), the Exchange Right in respect of any Note in relation to which the conditions required for exchange have not been satisfied by the relevant Noteholder by the end of the tenth day (or, if such date shall not be a business day at the place where the Certificate representing such Note has been delivered in connection with the exercise of the Exchange Right, on the immediately preceding business day at such place) prior to any date for redemption thereof pursuant to Condition 9 below shall, save as provided below, thereupon terminate.

Notwithstanding the provisions of the foregoing paragraphs of this Condition 6(a)(i), if (a) the Issuer or Guarantor shall default in making payment in full in respect of any Note which shall have been called for redemption on the date fixed for redemption thereof, (b) any Note has become due and repayable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Condition 12 or (c) any Note is not redeemed on the Maturity Date in accordance with Condition 9, the Exchange Right attaching to such Note will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Note is deposited for exchange) on the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Noteholders and,

Terms and conditions of the Notes

notwithstanding the provisions of this Condition, any Note in respect of which the Certificate and Exchange Notice are deposited for exchange prior to such date shall be exchanged on the relevant Exchange Date (as defined herein) notwithstanding that the full amount of the moneys payable in respect of such Note shall have been received by the Principal Agent or the Trustee before such Exchange Date or that the Exchange Period may have expired before such Exchange Date.

The period during which Noteholders shall be entitled to exercise Exchange Rights pursuant to these Conditions is referred to as the “Exchange Period”.

(ii)	Upon a due exercise of Exchange Rights the relevant Noteholder shall be entitled to receive a pro rata share of the Exchange Property (subject to Condition 6(a)(iv)) calculated as at the relevant Exchange Date.

(iii)	No fraction of a Relevant Security or any other property comprised in the Exchange Property which is not divisible shall be delivered on exercise of the Exchange Rights and the Issuer shall not be under any obligation to make any payment to Noteholders in respect of any such fractions and any such fraction will be rounded down to the nearest whole multiple of a Relevant Security or unit of any such other property. Notwithstanding the foregoing, in the event of a consolidation or re-classification of a Relevant Security by operation of law or otherwise occurring after 18 January 2005 which reduces the number of Relevant Securities outstanding, the Issuer will upon exchange of Notes pay in cash (in U.S. dollars by means of a U.S. dollar cheque drawn on a bank in New York) a sum equal to such portion of the face value of the Note or Notes evidenced by the Certificate deposited in connection with the exercise of Exchange Rights as corresponds to any fraction of a Relevant Security not delivered if such sum exceeds U.S.$10.

If more than one Note is to be exchanged by a Noteholder pursuant to any one Exchange Notice, the Exchange Property to be delivered and any sum payable to that Noteholder shall be calculated on the basis of the aggregate face value of such Notes so deposited.

(iv)	Notwithstanding the Exchange Right of each Noteholder in respect of each Note and any provision in these Conditions to the contrary, at any time when the delivery of a pro rata share of the Exchange Property deliverable upon conversion of the Notes is required to satisfy the Exchange Right in respect of an Exchange Notice, the Issuer shall have the option to pay to the relevant Noteholder or the Trustee (as the case may be) an amount of cash in U.S. dollars equal to the Cash Settlement Amount (as defined below) in order to satisfy such Exchange Right in full or in part (in which case the other part shall be satisfied by the delivery of Exchange Property) (the “Cash Settlement Option”). The Cash Settlement Option will be deemed exercised with respect to every exchange by each Noteholder unless the Issuer shall provide an irrevocable notice that it is not exercising the Cash Settlement Option and intends to settle with the Exchange Property (the “Share Settlement Notice”) to the relevant Noteholder or the Trustee (as the case may be) not later than the third Trading Day after the Exchange Date (the “Share Settlement Notice Date”). The Share Settlement Notice must specify the portion of the pro rata share of the Exchange Property in respect of which the Issuer will not make a cash payment in the manner described in this Condition. The Issuer shall pay the Cash Settlement Amount no later than the sixth Payment Business Day after the twelfth Trading Day after the Exchange Date. If the Issuer exercises its Cash Settlement Option in respect of Notes held by more than one Noteholder which are to be exchanged on the same Exchange Date, the Issuer shall make the same proportion of cash and pro rata share of the Exchange Property available to such exchanging Noteholders. Payment of the Cash Settlement Amount will be made in accordance with the instructions contained in the relevant Exchange Notice.

“Cash Settlement Amount” means the product of (i) the pro rata share of the Exchange Property otherwise deliverable upon exercise of the Exchange Right in respect of the Note(s) to which the Exchange Notice applies, and in respect of which the Issuer has elected the Cash Settlement Option and (ii) the Cash Settlement Value of the Exchange Property as at the twelfth Trading Day after the Exchange Date.

Terms and conditions of the Notes

The “Cash Settlement Value” shall mean (i) in the case of PLDT Shares, the simple average of the daily volume weighted average price as obtained or derived from the Relevant Exchange for one PLDT Share calculated for the seven consecutive Trading Days ending on the twelfth Trading Day after the Exchange Date; and (ii) in the case of any other Relevant Security, the simple average of the daily volume weighted average price as obtained or derived from such stock exchange or other securities market on which such Relevant Security is principally traded for one share of such Relevant Security calculated for the seven consecutive Trading Days ending on the twelfth Trading Day after the Exchange Date.

The calculation of the Cash Settlement Amount and Cash Settlement Value by the Issuer or the Guarantor shall be verified in all cases by an independent bank or appraiser of international repute acting as an expert selected by the Issuer or the Guarantor and approved in writing by the Trustee.

(b)	Procedure for Exchange

(i)	To exercise the Exchange Right attaching to any Note, the holder thereof must complete, execute and deposit at his own expense during normal business hours during the Exchange Period at the specified office of any Exchange Agent, a notice of exchange (an “Exchange Notice”) in the form (for the time being current) obtainable from the specified office of any Exchange Agent, together with the Certificate evidencing such Note (and any certificates and other documents as may be required by applicable law) and any amount to be paid by the Noteholder pursuant to this Condition 6(b)(i). An Exchange Notice once delivered shall be irrevocable.

Exchange Rights may be exercised in respect of whole Notes only.

Subject to Condition 6(m), the Exchange Date in respect of a Note (the “Exchange Date”) will be the Exchange Business Day in the location of the relevant Exchange Agent immediately following the date of the surrender of the Certificate in respect of such Note, due delivery of the relevant Exchange Notice and, if applicable, the making of any payment to be made and the giving of any indemnity to be given under these Conditions in connection with the exercise of such Exchange Right or, in the case of an election by the Trustee to exercise the Exchange Rights pursuant to Condition 6(m), the relevant date fixed for redemption.

A Noteholder or the Trustee exercising Exchange Rights must pay (in the case of the Trustee, by way of deduction from the proceeds pursuant to Condition 6(m)) any taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising or exercise of Exchange Rights (“Stamp Taxes”) or provide an indemnity in respect thereof in such form as the Issuer may reasonably require, other than or in respect of any Stamp Taxes payable or imposed in the Republic of the Philippines or any other jurisdiction in which the register in respect of any securities or other property comprising Exchange Property is located or in which any property comprising Exchange Property is situated which shall be payable by the Issuer. If the Issuer shall fail to pay any such Stamp Taxes, the relevant holder or, as the case may be, the Trustee shall be entitled to tender and pay the same. The Issuer, as a separate and independent stipulation, covenants to reimburse each such Noteholder or, as the case may be, the Trustee in respect of the payment of such Stamp Taxes and any penalties payable in respect thereof which shall be payable by the Issuer. Such Noteholder or, as the case may be, the Trustee must pay to the Exchange Agent (in the case of the Trustee, by way of deduction as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with the exercise of Exchange Rights.

Terms and conditions of the Notes

(ii)	As soon as practicable, and in any event not later than the Settlement Date:

(1)	the Issuer and the Guarantor shall procure, in the case of PLDT Shares and/or any other Relevant Securities comprising the relevant pro rata share of the Exchange Property which are deposited with a Depository System, the delivery of such PLDT Shares and/or other Relevant Securities, in each case, through and in accordance with the laws and regulations applicable to such Depository System, to the Securities Account designated for the purpose in the relevant Exchange Notice;

(2)	the Issuer and the Guarantor shall procure, in the case of PLDT Shares and/or any other Relevant Securities comprising the relevant pro rata share of the Exchange Property that are not deposited in a clearing system and are only available in physical form, that duly stamped forms of transfer and share certificates together with all other documents of title and evidence of ownership and all other documents necessary to transfer the PLDT Shares and/or other Relevant Securities to be delivered or transferred on exchange into such name (subject to any relevant provisions of the Trust Deed and the Agency Agreement) as the Noteholder shall direct, will be despatched by mail, free of charge (but uninsured and at the risk of the person entitled thereto) to such address as the Noteholder may request (as specified in the relevant Exchange Notice);

(3)	the Issuer and the Guarantor shall procure that such documents of title and evidence of ownership of any other Exchange Property to be delivered on exercise of Exchange Rights shall be despatched and the payment of any part of the Exchange Property comprising cash to be delivered on exercise of Exchange Rights (converted if necessary into U.S. dollars at the Prevailing Rate on the relevant Exchange Date) in accordance with directions given by the relevant Noteholder in the Exchange Notice.

Notwithstanding the above, if the Exchange Property has changed in whole or in part as a result of acceptance of an Offer or as a result of the compulsory acquisition of any Relevant Securities, in each case as provided in Condition 7, then the time for such delivery shall be the longer of such period set out above and the day falling five Payment Business Days after the date on which the consideration is received by the Issuer under the terms of the Offer or, as the case may be, the day falling five Payment Business Days following the date on which the consideration pursuant to such compulsory acquisition is received by the Issuer.

If, at any time when the transfer or delivery of any Exchange Property (other than cash) is required, such transfer or delivery would, as certified to the Trustee by two Directors of the Issuer or the Guarantor, be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will make a cash payment equal to the Cash Settlement Amount in respect of the relevant pro rata share of the Exchange Property. The Issuer (failing whom the Guarantor) will pay any such amount to the relevant Noteholders or, as the case may be, the Trustee, not later than 10 Payment Business Days after the relevant Settlement Date.

Upon exercise of an Exchange Right, a holder exchanging Notes shall be required to represent and agree in the Exchange Notice that, at the time of signing and delivery of the Exchange Notice, it, or the person who has the beneficial interest in such Notes, is (a) acquiring the Exchange Property (initially comprising the Shares) to be delivered upon exchange of such Notes in an offshore transaction (as defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”)) in accordance with Rule 903 or Rule 904 of Regulation S (“Regulation S”), (b) located outside the United States and is not a U.S. person (within the meaning of Regulation S), and (c) understands that the Exchange Property to be delivered upon exchange of such Notes has not been and will not be registered under the Securities Act and agrees that (i) if it, or such person, should offer, sell, pledge or otherwise transfer such Exchange Property, it, or such person, will do so only in compliance with the Securities Act and other applicable laws and only

Terms and conditions of the Notes

in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, and in accordance with any applicable securities law of any State of the United States, and (ii) it and such person may not, subject to restrictions under U.S. securities laws and Philippine securities laws, deposit or cause to be deposited any of such Exchange Property in the form of Shares in any unrestricted depositary receipt facility for the Shares which is existing or may be created in the United States. No Exchange Property will be delivered to a holder of Notes or a beneficial interest therein unless such holder satisfies the foregoing conditions. If such holder is unable or otherwise fails to satisfy the foregoing conditions, such holder may transfer its Exchange Property or beneficial interest therein subject to compliance with the transfer restrictions set forth in the Agency Agreement.

(iii)	The relevant Noteholder (or the person designated in the relevant Exchange Notice) will be treated as the owner of the pro rata share of the Exchange Property deliverable upon exchange with effect from the Exchange Date and, in respect of such pro rata share of the Exchange Property, will be entitled to all rights, distributions or payments in respect of such pro rata share of the Exchange Property from the Exchange Date except voting rights.

Accordingly, relevant adjustments to the Exchange Property shall be made in accordance with Conditions 6(c), (d), (e), (f), (g) and (j), as the case may be, such that further Relevant Securities or other property or assets (including cash) received pursuant to such adjustment shall be added to the Exchange Property (“Additional Exchange Property”). All Exchange Property deliverable upon exchange (including the Additional Exchange Property) shall be deliverable by the Issuer only on the Settlement Date.

The “Effective Date” of a Rights Issue or any Sub-divisions, Consolidation or Redenomination or Relevant Event shall be the completion date of such event where cash, Securities and/or other property has been received by and/or credited into the relevant accounts of the person(s) entitled to receive the same.

Any Exchange Property delivered on exercise of Exchange Rights shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid or made by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Exchange Date.

Exchange Property delivered or to be delivered upon exercise of Exchange Rights shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Exchange Date.

lf the record date or other due date for the establishment of the relevant entitlement for the payment of any dividend, interest or other income, payment or distribution or rights on or in respect of such Exchange Property falls on or after the Exchange Date but before the relevant Settlement Date (or any other date from which the relevant Noteholder is treated as the owner of, or entitled to all rights and entitlement to, such Exchange Property) with the effect that the relevant Noteholder is not entitled to such dividend, interest or other income, payment or distribution of rights, the Issuer will:

(a)	(in the case of dividends, interest or other income or distributions or rights to be paid in cash) pay, or procure the payment to, the exchanging Noteholder (or the person designated in the relevant Exchange Notice) in lieu of such dividend, interest or other income or distribution or rights, an amount equal to the amount actually received, with respect thereto, converted if necessary into U.S. dollars at the Prevailing Rate on the date of receipt thereof by the Issuer (the “Equivalent Amount”). The Issuer will pay the Equivalent Amount, or procure that it is paid, to the relevant Noteholder (or the person designated in the relevant Exchange Notice) by whichever is the later of five Payment Business Days after payment is made of the dividend, interest or other income, payment or distribution or rights and the relevant Settlement Date; and

Terms and conditions of the Notes

(b)	subject to the last two paragraphs of Condition 6(b)(ii), (in the case of dividends, or other income or distributions or rights satisfied or made otherwise than in cash) deliver, or procure the delivery of, the same to the relevant Noteholder (or the person designated in the relevant Exchange Notice) as soon as practicable by whichever is the later of 10 Payment Business Days after the receipt by the Issuer of such dividend or other income or distribution or rights and the relevant Settlement Date.

(iv)	Upon exercise of Exchange Rights, a Noteholder shall in the relevant Exchange Notice, specify a bank account in New York City to which any cash amount payable on or in respect of the exercise of Exchange Rights by that Noteholder shall be credited and the Issuer shall pay such sum to the relevant Noteholder (or the person designated in the relevant Exchange Notice) in accordance with any such directions.

(c)	The Exchange Property and Adjustments to the Exchange Property

The “Exchange Property” shall initially comprise 6,784,091 PLDT Shares of par value of PHP5.00 each, deposited in the designated account in accordance with Condition 6(l), and shall include all Relevant Securities and other property arising out of or derived or resulting therefrom and such other property, in each case as may be deemed or required to comprise all or part of the Exchange Property pursuant to these Conditions, but excluding any such property as may or may be deemed to have ceased to form part of the Exchange Property.

On the exercise of Exchange Rights, Noteholders will initially be entitled to receive 340.9091 PLDT Shares for each U.S.$10,000 principal amount of Notes (subject to adjustment pursuant to these Conditions).

All Exchange Property delivered upon exercise of Exchange Rights shall be delivered with full title guarantee and free from any and all mortgage, charge, pledge or other security interests or other adverse interests.

PLDT Shares forming part of the Exchange Property to be delivered on exercise of the Exchange Rights will be fully paid and will rank pari passu with all fully paid PLDT Shares of the same class in issue on the relevant Exchange Date.

(d)	Income, etc. arising on the Exchange Property

Except in the circumstances provided in these Conditions, dividends and other income and other benefits and rights derived from the Exchange Property prior to an Exchange Date in respect of such Exchange Property shall not comprise part of the Exchange Property and shall belong to the Issuer or the registered holder or owner of the Exchange Property. Where a cash dividend is announced by a Relevant Company in respect of Relevant Securities which may, at the election of a holder or holders of such Relevant Securities, be satisfied by the issue or delivery of Relevant Securities or other property or assets, the Issuer shall be entitled to make such election as it may determine in its sole discretion.

(e)	Sub-division, Consolidation or Redenomination

If any Relevant Securities comprising the Exchange Property shall be sub-divided or consolidated, re-classified or re-denominated or in any other manner have their par value changed (“Sub-division, Consolidation or Redenomination”) then the Securities resulting from such Consolidation, Subdivision or Redenomination so far as attributable to the Exchange Property, shall be included in the Exchange Property. The expression “Relevant Securities” as used herein shall thereafter refer to such securities resulting from such Consolidation, Sub-division or Redenomination.

(f)	Rights issues

If further Relevant Securities or other Securities, or options, warrants or rights to subscribe or purchase further Relevant Securities (or any of them) or other Securities, shall be offered by way of rights to holders of Relevant Securities (or any of them) or other Securities comprising Exchange Property (a “Rights Issue”), then the Issuer may, at its option, and by notice to the Trustee not later than the seventh day prior to the latest day for accepting or taking up any such rights, either:

(i)	on an arm’s length basis in good faith, procure the sale of sufficient rights to enable the whole of the balance of such rights to be taken up and procure the application of the net proceeds of sale

Terms and conditions of the Notes

(after deduction of the amounts referred to below) in the taking up of such rights, with the property acquired upon such exercise of rights and any excess proceeds of sale being added to and forming part of the Exchange Property; or

(ii)	add to the Exchange Property such number of shares of Relevant Securities or other Securities as would have been subscribed or purchased if sufficient rights had been sold on an arm’s length basis in good faith to enable the whole of the balance of such rights to be so taken up together with an amount equal to what would have been any such excess proceeds of sale as aforesaid; or

(iii)	if such rights may not be so sold, the Issuer may use any part of the Exchange Property comprising cash to take up such rights and/or on an arm’s length basis in good faith, procure the sale of sufficient Relevant Securities to enable (after deduction of the amounts referred to below) the whole of the balance of such rights to be taken up, within any such case any excess proceeds of sale being added to and forming part of the Exchange Property.

If the Issuer fails to notify the Trustee as aforesaid, the Trustee may at its absolute discretion, without being liable for any loss occasioned thereby or by not so doing, determine that the sale of such rights in the manner specified in paragraph (i) above should be applicable to the Exchange Property and determine (on the advice of an independent investment bank of international repute, obtained at the expense of the Issuer or the Guarantor) the number of Relevant Securities or other Securities to be added to the Exchange Property, whereupon the same shall be added to the Exchange Property.

The Issuer undertakes to take such action as the Trustee may require to ensure that the provisions of this Condition 6(f) are complied with.

The timing of any sale of any relevant rights or Exchange Property (as the case may be) shall be at the Issuer’s discretion and the Issuer shall not be liable to Noteholders for any loss incurred as a result of such transactions provided that the Issuer executes such sale at the best price reasonably obtainable in the market by the Issuer. There shall be deducted from the proceeds of sale of the relevant rights or Exchange Property (as the case may be) an amount equal to any stamp, transfer, registration or similar duties actually payable by the Issuer or the Trustee (as the case may be) and any expenses incurred by the Issuer or the Trustee (as the case may be) in connection with the sale of the relevant rights or Exchange Property (as the case may be) and such amount (if any) as the Issuer or the Trustee (as the case may be) shall determine to be necessary to indemnify it in respect of any liability to taxation of the Issuer or the Trustee (as the case may be) arising therefrom.

Pending the foregoing, such rights shall form part of the Exchange Property.

(g)	Bonus Issues, Capital Distributions and Reorganisation

If any of the following events occurs (each, a “Relevant Event”):

(1)	Relevant Securities or other Securities are issued credited as fully paid to holders of Relevant Securities comprising Exchange Property by way of capitalisation of profits or reserves or otherwise by virtue of being holders of Relevant Securities (otherwise than in lieu of the whole or any part of a cash dividend which is not a Capital Distribution and which such holders would or could otherwise have received);

(2)	any Capital Distribution is made;

(3)	a Relevant Company purchases or redeems any Relevant Securities comprising Exchange Property; or

(4)	pursuant to any scheme of arrangement, reorganisation, amalgamation, reconstruction, merger, demerger or any like or similar event of any company or companies (whether or not liquidation or dissolution), any further Relevant Securities or other Securities, property or assets (including cash) are issued, distributed or otherwise made available to holders of Relevant Securities or other Securities comprising Exchange Property,

Terms and conditions of the Notes

then the further Relevant Securities, Securities or other property or assets (including cash) actually received in relation to the Relevant Event, so far as attributable to the Exchange Property or, as the case may be, the Capital Distribution in respect of the Relevant Securities comprising the Exchange Property, shall be included as part of the Exchange Property.

If the Issuer or the Guarantor determines (with the prior written approval of the Trustee) that, notwithstanding sub-paragraphs (1) to (4) of this Condition 6(g), an adjustment should be made to the Exchange Property as a result of one or more events or circumstances not referred to in Condition 6(g) or circumstances have arisen which might have an adverse effect on the Exchange Property and no adjustment to the Exchange Property under this Condition 6(g) would otherwise arise, the Issuer or the Guarantor shall instruct an independent investment bank of international repute acting as an expert to determine as soon as practicable what adjustment (if any) to the Exchange Property or terms of this Condition is fair and reasonable to take account thereof and the date on which such adjustment should take effect, and upon such determination such adjustment shall be made (provided it would result in an addition to the Exchange Property and take effect in accordance with such determination), provided that an adjustment shall only be made pursuant to this Condition if such investment bank is so requested to make such a determination in writing not more than 21 days after the occurrence of the relevant circumstance or event.

(h)	Notice of Change in Exchange Property

The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 16 of any change in the nature or composition of the Exchange Property pursuant to this Condition 6 (other than Condition 6(i)) as soon as reasonably practicable following such change, and shall certify such details as the Trustee may require of the Exchange Property to which the holder of a Note would be entitled upon exercise of the Exchange Right in respect of such Note following such change.

(i)	Release from the Exchange Property

Upon actual delivery of Exchange Property to the relevant Noteholder or upon payment of the Cash Settlement Amount or upon redemption of the Notes or upon any purchase and cancellation of the Notes, the pro rata share of the Exchange Property or the relevant part thereof attributable to each relevant Note shall cease to be part of the Exchange Property and the Exchange Property shall be reduced accordingly.

(j)	Purchase or substitution of Relevant Securities etc.

If any cash amount or Securities or other property is received under or pursuant to these Conditions in respect of Exchange Property which is to be added to and is to form part of the Exchange Property (other than (i) any PLDT Shares or Relevant Securities of a class already comprised in the Exchange Property; and (ii) as included in the Offer Consideration received under Condition 7 or added to and forming part of the Exchange Property pursuant to Condition 7) before the Exchange Rights lapse, such cash amount shall be applied, and such Securities or other property shall be sold by the Issuer and the proceeds of such sale (net of any costs and expenses incurred in connection with such sale) shall be applied, by the Issuer as soon as reasonably practicable and to the extent possible in purchasing additional PLDT Shares (not then comprised in the Exchange Property) or, where the Exchange Property comprises Securities other than PLDT Shares, additional units of such Securities. The timing of such sales and purchases shall be at the Issuer’s discretion and the Issuer shall not be liable to the Noteholders for any loss incurred as a result of such transactions provided that the Issuer executes such purchases and sales in good faith at the best price reasonably obtainable in the market by the Issuer. At its option, the Issuer may elect to substitute any cash amount which is otherwise to be added to and form part of the Exchange Property with additional PLDT Shares or Relevant Securities of a class already comprised in the Exchange Property (owned by it and not comprised in the Exchange Property) at their Value (as defined in Condition 9(d)) as at the third Trading Day following the day on which such cash amount was received by the Issuer. Any such additional PLDT Shares or other Securities purchased or substituted shall thereafter form part of the Exchange Property.

Terms and conditions of the Notes

(k)	Voting Rights

Neither the Noteholders nor the Trustee shall have any voting rights in respect of PLDT Shares and any other Relevant Securities comprising Exchange Property prior to the Settlement Date relating to such Exchange Property. The Issuer or the registered holder or owner of the Exchange Property will be entitled to exercise the voting rights attaching to the Relevant Securities.

(l)	Share Custody

The Issuer has deposited with the Custodian and/or in a designated account, sufficient PLDT Shares (when taken into account with any PLDT Shares then subject to Permitted Stock Lending) to satisfy the Exchange Rights relating to the Notes at such date. Neither the Issuer nor the Guarantor shall, and the Issuer and the Guarantor shall procure that the registered holder or owner of the Exchange Property shall not, transfer, pledge or otherwise encumber or deliver any of the Exchange Property to, or for the benefit of, any third party (or transfer or deliver or direct or request the transfer or delivery of any of the Exchange Property out of such designated account) or dispose of any interest in the Exchange Property except (i) for the purpose of delivering such Exchange Property to exchanging Noteholders, (ii) as may otherwise be required by law or legal proceedings, (iii) with respect to Permitted Stock Lending and (iv) as provided in these Conditions or the Trust Deed. If, due to any event, the amount of PLDT Shares, other Relevant Securities and/or cash deposited in such designated account ceases to be sufficient to satisfy the Exchange Rights relating to the Notes at any time (other than with respect to any Permitted Stock Lending), the Issuer (failing whom the Guarantor) shall (within five Payment Business Days of such adjustment or other event) procure the deposit of additional Securities of a Relevant Company in such designated account or deposit share certificate(s) with the Custodian with respect to such Securities of a Relevant Company prior to crediting such Securities of a Relevant Company in dematerialised form to the designated account, in order to ensure that the total amount deposited in such account or with the Custodian is sufficient to satisfy the Exchange Rights relating to the Notes at such time (a “Top-up”).

“Permitted Stock Lending” means a stock lending of Relevant Securities to UBS AG or any of its affiliates (the “Stock Borrower”) pursuant to a stock lending agreement between the registered holder or owner of the Exchange Property and the Stock Borrower, any such agreement being on, or substantially on, terms which are standard in the stock lending market for transactions of this type.

(m)	Exchange by the Trustee

The Trustee may, in its absolute discretion (and without any responsibility for any loss occasioned thereby or by not so doing), within the period commencing on the date five days immediately prior to, and ending at the close of business on the Payment Business Day immediately prior to, the date fixed for redemption from time to time of any of the Notes under these Conditions (other than Condition 9(c), Condition 9(e) or Condition 12), elect (on behalf of the relevant Noteholders) by notice in writing to the Issuer and the Principal Agent to exercise the Exchange Rights in respect of all the Notes due for redemption on such date (the “Trustee Exchange Date”) and in respect of which Exchange Rights have not previously been exercised by Noteholders (“Unexercised Notes”), provided that all (if any) necessary consents have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute appointed by the Trustee at the expense of the Issuer that the net proceeds of an immediate sale of the Relevant Securities arising from such exchange when converted into U.S. dollars, disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, transfer, issue or registration duties consequent thereon, together in each case with any other amount payable by the Issuer in respect of such exercise, would be likely to exceed by 5 per cent. or more the Early Redemption Amount of the Notes which would otherwise be payable in respect of such Unexercised Notes.

Subject to Condition 6(a)(iv), all of the Relevant Securities delivered, or to be delivered, on such exchange shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained, and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, transfer, issue or registration duties (if any) and any costs incurred by the Trustee in connection with

Terms and conditions of the Notes

the transfer, delivery and sale thereof (“Trustees Expenses”)) the net proceeds of sale payable under these Conditions, and any cash in lieu of fractions and any other amount payable by the Issuer in respect of the relevant exercise in respect of the Unexercised Notes shall be converted into U.S. dollars (at the Screen Rate) and held by the Trustee and distributed rateably to the holders of such Unexercised Notes.

The Trustee, the Issuer and the Guarantor shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to this Condition or the timing of such exercise or in respect of any such sale of Relevant Securities whether for the timing of any such sale or the price at which any such Relevant Securities are sold or the proceeds converted into U.S. dollars, or the inability to sell any such Relevant Securities or otherwise.

(n)	Trustee not obliged to monitor the Shares

The Trustee shall not be under any duty to (and will not be responsible for any loss arising from any failure by it to) monitor whether any event or circumstance has happened or exists as described in this Condition 6 or Condition 7 and, unless it has actual knowledge by way of a notice in writing from the Issuer or the Guarantor to the contrary, may assume that no such event or circumstance has happened or does exist.

7	General Offers

In the event of an Offer for Relevant Securities in a Relevant Company, the Issuer or the registered holder or owner of the Exchange Property shall have absolute discretion to accept such Offer (and as to any alternative consideration) or reject such Offer, provided that it shall not (provided it is not thereby prejudiced) take any action with respect to any such Offer prior to the Specified Date. If it accepts such Offer (or if the Relevant Securities are subject to compulsory acquisition), then, with effect from the Final Date, the Exchange Property will be deemed to consist, in whole or in part, of the consideration (the “Offer Consideration”) received for the Relevant Securities acquired under the Offer or pursuant to such compulsory acquisition and in place of the Exchange Property which it substitutes. The Issuer shall not accept any Offer in respect of such part of the Exchange Property which would be deliverable to Noteholders who have exercised Exchange Rights for which the Exchange Date falls prior to the commencement of the Suspension Period (as defined below). The Issuer shall give notice to the Trustee and the Noteholders in accordance with Condition 16 forthwith upon receipt of any Offer for the Relevant Securities.

In relation to any scheme of arrangement, reorganisation, amalgamation or reconstruction of any company or companies (whether or not involving liquidation or dissolution), the Issuer or the registered holder or owner shall at all times be entitled, in relation to any Relevant Securities, to vote on, exercise its rights in respect of, or otherwise participate in, any such scheme of arrangement, reorganisation, amalgamation or reconstruction as it thinks fit up to the Settlement Date relating to such Relevant Securities.

The Exchange Rights shall be suspended during the period (the “Suspension Period”) from and including (i) the Specified Date until the acceptance of the relevant Offer is withdrawn or the relevant Offer lapses or becomes or is declared unconditional in all respects; or (ii) the date any vote is cast in relation to any applicable scheme of arrangement, reorganisation, amalgamation or reconstruction which is approved by the required majority until the same is approved or rejected by any relevant judicial or other authorities (both dates inclusive), and if Exchange Rights are exercised such that the Exchange Date would otherwise fall in the Suspension Period, such exercise shall be null and void.

If a tender or other offer is made by or on behalf of a Relevant Company (or any person associated with such Relevant Company) to purchase or otherwise acquire, redeem or exchange such Relevant Securities, the Issuer or the registered holder or owner of the Exchange Property shall not tender or be entitled to be treated as having tendered any such Relevant Securities which are comprised in the Exchange Property or be treated as having accepted any such offer in respect thereof or vote in respect of any such Relevant Securities in relation to any such tender or other offer, nor shall the Issuer or the registered holder or owner of the Exchange Property exercise or be treated as having exercised any option to require the redemption or repayment of such Relevant Securities prior to the final due date for redemption or repayment thereof.

Terms and conditions of the Notes

8	Undertakings

Each of the Issuer and the Guarantor has, inter alia, undertaken in the Trust Deed that, so long as any Note remains outstanding:

(i)	it will obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Notes and the Trust Deed;

(ii)	it will not create or purport or attempt to create, assume or permit to subsist any mortgage, charge, pledge, hypothecation, lien, interest under a trust or other encumbrance over the Exchange Property or any part thereof other than arise by operation of law;

(iii)	it will keep available for the purpose of effecting the exercise of the Exchange Rights such amount of Exchange Property as would be required to be delivered upon exercise of all of the Exchange Rights outstanding from time to time save for any Exchange Property subject to Permitted Stock Lending; and

(iv)	in the event that it or the registered holder or owner of the Exchange Property receives Securities of a Relevant Company or cash by way of dividends or other distribution which are required under the Conditions to be added to the Exchange Property, it will deposit, or procure the deposit of, such Securities or cash into the designated account specified in Condition 6(l) as soon as reasonably practicable following receipt of such Securities or cash.

The Issuer and Guarantor have also given certain other undertakings in the Trust Deed for the protection of the Exchange Rights.

9	Redemption and Purchase

(a)	Final Redemption

Unless previously exchanged, redeemed, or purchased and cancelled, the Notes will be redeemed at 131.97 per cent. of their principal amount on the Maturity Date.

(b)	Redemption for Taxation Reasons

All but not some only of the Notes (other than any Notes in respect of which the relevant Noteholders have elected not to have redeemed as described below) may be redeemed at their Early Redemption Amount (as defined below) on the date fixed for redemption (the “Tax Redemption Date”) at the option of the Issuer at any time, on giving not fewer than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) if (i) either the Issuer or (upon failure by the Issuer) the Guarantor has or will become obliged to pay Additional Amounts (as defined in Condition 11) or further Additional Amounts as a result of any change in, or amendment to, the laws (or any regulations, rulings or other administrative pronouncements promulgated thereunder) of Bermuda, the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, regulations, rulings or other administrative pronouncements which change or amendment becomes effective on or after 12 January 2005; and (ii) such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it.

No Tax Redemption Notice shall be given earlier than 90 days prior to nor later than 90 days after, the earliest date on which the Issuer (or the Guarantor, as the case may be) would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any Tax Redemption Notice, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer (or the Guarantor, as the case may be) stating that the obligation referred to in (i) above can not be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out in (i) and (ii) above, and shall not be required to make

Terms and conditions of the Notes

any further enquiry into such circumstances and shall not incur liability to any person (including any Noteholder) as a result of relying on such certificate. If accepted, any such certificate shall be conclusive and binding on the Noteholders.

If the Issuer gives a Tax Redemption Notice, each Noteholder will have the right to elect that his Note(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of the withholding or deduction that gave rise to the right of the Issuer to give such Tax Redemption Notice in respect of any payment of principal, premium or interest to be made in respect of such Note(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amount shall be payable in respect thereof pursuant to Condition 11 in respect of the withholding or deduction that gave rise to the right of the Issuer to give such Tax Redemption Notice and payment of all amounts shall be made subject to the deduction or withholding of such taxation required to be withheld or deducted by the laws of Bermuda, the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having the power to tax. To exercise a right pursuant to this Condition 9(b), the relevant Noteholder must present the Certificate representing his Note(s) together with a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Noteholder’s Tax Exercise Notice”) on or before the day falling 10 business days (in the location of the relevant Paying Agent’s specified office) prior to the Tax Redemption Date at the specified office of any Paying Agent.

The applicable “Early Redemption Amount” for each U.S.$10,000 principal amount of Notes is calculated in accordance with the following formula, rounded (if necessary to two decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Semi-Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Semi-Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r/2)d/p

Previous Redemption Amount = the Early Redemption Amount for each U.S.$10,000 principal amount on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below (or if the Notes are to be redeemed prior to 18 July 2005, U.S.$10,000):

Semi-Annual Date	Early Redemption Amount
18 July 2005	U.S. 10,281.25
18 January 2006	U.S. 10,570.41
18 July 2006	U.S. 10,867.70
18 January 2007	U.S. 11,173.36
18 July 2007	U.S. 11,487.61
18 January 2008	U.S. 11,810.70
18 July 2008	U.S. 12,142.87
18 January 2009	U.S. 12,484.39
18 July 2009	U.S. 12,835.51

r =	5.625% expressed as a fraction.
d =	number of days from and including the immediately preceding Semi-Annual Date (or if the Notes are to be redeemed on or before 18 July 2005, from and including 18 January 2005) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
p =	180

(c)	Redemption at the Option of Noteholders

The Issuer will, at the option of any Noteholder, redeem any Note on 18 January 2008 at a price equal to 118.11 per cent. of its principal amount.

To exercise such option specified above, the holder must deposit the Certificate evidencing such Note with any Paying Agent together with a duly completed redemption notice (a “Put Notice”) in the form obtainable from any of the Paying Agents not more than 60 nor less than 30 days prior to the date for

Terms and conditions of the Notes

redemption. No Note so deposited may be withdrawn (except as provided in the Agency Agreement) without the prior written consent of the Issuer nor may any Exchange Rights in respect thereof be exercised, save as otherwise provided by Condition 6(a)(i). Not less than 30 nor more than 45 days’ notice of the commencement of the period for the deposit of the Notes for redemption (together with the Put Notice) pursuant to this Condition 9(c) shall be given by the Issuer to the Noteholders.

(d)	Redemption at the Option of the Issuer

The Notes may be redeemed at the option of the Issuer at their Early Redemption Amount on the relevant date fixed for redemption (the “Optional Redemption Date”):

(i)	in whole or in part, at any time from and including 1 February 2008 to but excluding the Maturity Date, provided that the Value of the Exchange Property on each of the 20 consecutive Trading Days the last day of which period occurs no more than five Trading Days immediately prior to the date on which the relevant notice of redemption is given by the Issuer to the Noteholders shall have exceeded 130 per cent. of the aggregate Early Redemption Amount of the Notes outstanding on such Trading Day (excluding for this purpose the face value of any Notes in respect of which Exchange Rights have been exercised by a Noteholder but the Exchange Property (or any cash payment in respect thereof) has not yet been delivered and excluding from the Exchange Property such undelivered (or unpaid) Exchange Property); or

(ii)	in whole only, at any time if prior to the date on which the relevant notice of redemption is given by the Issuer less than 10 per cent. in aggregate face value of the Notes originally issued is outstanding.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes at their Early Redemption Amount on the Optional Redemption Date specified in such notice).

The “Value” of the Exchange Property on any day shall be the aggregate of:

(1)	the value of publicly traded Securities included in the Exchange Property, which shall be deemed to be the Current Market Price of such Securities on such day, provided that if such day is not a Trading Day then the value of such publicly traded Securities shall be the Current Market Price on the immediately preceding Trading Day, converted (if necessary) into U.S. dollars at the Screen Rate on such day; and

(2)	the value of all other assets and of publicly traded Securities for which a value cannot be determined pursuant to (1) above included in the Exchange Property, which shall be deemed to be the value on such day (converted (if necessary) into U.S. dollars as aforesaid) as certified by an independent investment bank (in the case of Securities) or independent appraiser (in the case of other assets (other than cash)) of international repute selected by the Issuer and approved by the Trustee; and

(3)	the value of cash shall be deemed to be the amount thereof (converted (if necessary) into U.S. dollars as aforesaid),

provided that if on any day any such publicly traded Securities are quoted on the Relevant Exchange or, as the case may be, such stock exchange or other Securities market as aforesaid cum any dividend or other entitlement, or any assets or publicly traded Securities the Value of which is to be determined pursuant to (2) above have the benefit of, or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which a Noteholder would not be entitled to pursuant to these Conditions on exercising Exchange Rights on the last day permitted pursuant to these Conditions, then the Value of any such assets or publicly traded Securities on such day shall be reduced by an amount equal to the gross amount of any such dividend or other cash entitlement or, as the case may be, the Value (as determined by an independent investment bank as aforesaid) of any entitlement or dividend where that is other than cash.

Terms and conditions of the Notes

The “Current Market Price” of any Securities shall be, in respect of any particular date, (i) in the case of PLDT Shares, the volume weighted average price as obtained or derived from the Relevant Exchange for one PLDT Share on such date; and (ii) in the case of any other Relevant Security, the volume weighted average price as obtained or derived from such stock exchange or other securities market on which such Relevant Security is principally traded for one share of such Relevant Security on such date.

(e)	Delisting Put Right

In the event the PLDT Shares cease to be listed or admitted to trading on the PSE (or, if applicable, cease to be listed or admitted to trading on a primary basis on any other stock exchange of which notice to the Noteholders has been given in accordance with Condition 16) (a “Delisting”) each Noteholder shall have the right (the “Delisting Put Right”), at such Noteholder’s option, to require the Issuer to redeem all or any portion of such Noteholder’s Notes (without involving part only of any Note) as referred to in the Delisting Put Notice (as defined below) on the 20th Payment Business Day after notice has been given to Noteholders regarding the Delisting (the “Delisting Put Date”) at the Early Redemption Amount of the Notes (the “Delisting Put Price”).

Promptly after a Delisting being publicly announced, the Issuer shall procure that notice regarding the Delisting Put Right shall be given to Noteholders stating:

(i)	the Delisting Put Date;

(ii)	the date of such Delisting and, briefly, the events causing such Delisting;

(iii)	the date by which the Delisting Put Notice (as defined below) must be given;

(iv)	the Delisting Put Price and the method by which such amount will be paid;

(v)	the names and addresses of all Paying Agents;

(vi)	the procedures that Noteholders must follow and the requirements that Noteholders must satisfy in order to exercise the Delisting Put Right; and

(vii)	that a Delisting Put Notice (as defined below), once validly given, may not be withdrawn.

To exercise its rights to require the Issuer to purchase its Notes, the Noteholder must deliver a written irrevocable notice of the exercise of such right (a “Delisting Put Notice”), in the then current form obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Notes to any Paying Agent on any business day prior to the close of business at the location of such Paying Agent on such day and which day is not less than 10 business days prior to the Delisting Put Date.

Payment of the Delisting Put Price upon exercise of the Delisting Put Right for any Note in respect of which a Delisting Put Notice has been delivered is conditional upon delivery of the Certificate in respect of such Note (together with any necessary endorsements) to any Paying Agent on any business day during the period described above together with a duly completed and signed Delisting Put Notice. If the Paying Agent holds on the Delisting Put Date money sufficient to pay the Delisting Put Price of Notes for which Delisting Put Notices have been delivered in accordance with the provisions hereof upon exercise of such right, then, whether or not such Certificate is delivered to the Paying Agent, on or after such Delisting Put Date, (i) such Note will cease to be outstanding; and (ii) all other rights of the Noteholder shall terminate (other than the right to receive the Delisting Put Price).

The Trustee shall not be required to take any steps to ascertain whether a Delisting or any event which could lead to the occurrence of a Delisting has occurred.

Terms and conditions of the Notes

(f)	Redemption Notices

Any redemption notice shall be irrevocable. Each such notice shall specify, inter alia, (i) the date when the relevant redemption will take place; (ii) the last day on which Exchange Rights may be exercised by a Noteholder pursuant to the Conditions; and (iii) the value of the pro rata share of the Exchange Property attributable to each Note as at the most recent practicable date prior to the giving of the relevant notice (converted into U.S. dollars at the Screen Rate as at such date). All Notes in respect of which a redemption notice is given shall be redeemed as provided in this Condition 9 on the relevant redemption date, other than any Notes in respect of which Exchange Rights shall have been exercised pursuant to Condition 6.

Notwithstanding the giving of a redemption notice by the Issuer, Noteholders may continue to exercise Exchange Rights during the Exchange Period.

(g)	Selection of Notes

In the case of a redemption of some only of the Notes pursuant to Condition 9(d), the Notes to be redeemed will be selected individually by lot by the Principal Agent, in such place as the Trustee shall approve and in such manner as the Trustee shall deem to be appropriate and fair not more than 60 days and not less than 20 days prior to the date fixed for redemption.

(h)	Purchase

The Issuer, the Guarantor or any of their respective subsidiaries may at any time purchase Notes in the open market or otherwise at any price provided that no such purchase may be made in the period commencing on the date 15 Payment Business Days prior to the date fixed for redemption from time to time of the Notes (other than any redemption pursuant to Condition 9(c)). Any purchase by tender shall be made available to all Noteholders alike.

(i)	Cancellation

Notes purchased by the Issuer, the Guarantor or any of their subsidiaries may be held, re-issued, sold or cancelled. All Notes redeemed or exchanged will be cancelled and may not be reissued or resold.

10	Payments

(a)	Payment

Payment of principal and interest (if any) due on the Notes will be made by transfer to the registered account of the Noteholder or by U.S. dollar cheque drawn on a bank in New York, and mailed to the registered address of the Noteholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any Agent.

Payment of all other amounts will be made as provided in these Conditions.

(b)	Registered Accounts

For the purposes of this Condition, a Noteholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the fifth Payment Business Day (as defined below) before the due date for payment, and a Noteholder’s registered address means its address appearing on the Register at that time.

(c)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, if later, on the Payment Business Day on which the relevant Certificate is surrendered at the specified office of an Agent.

Terms and conditions of the Notes

(d)	Agents

The names of the initial Agents and their specified offices are set out below. The Issuer and the Guarantor reserve the right under the Agency Agreement at any time with the prior written approval of the Trustee to remove any Agent, and to appoint other or further Agents, provided that they will at all times maintain a Paying Agent that will not be obliged to deduct tax pursuant to any European Union Directive on the taxation of savings, implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any such removal or appointment and of any change in the specified office of any Agent will be given as soon as practicable to Noteholders.

The names of the initial Agents and the Custodian and their specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right, subject to the provisions of the Agency Agreement, at any time to vary or terminate the appointment of further or other Agents, provided that the Issuer and the Guarantor will at all times maintain a Paying Agent having specified offices in Hong Kong and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, a Paying Agent, Transfer Agent and Exchange Agent in Singapore. Notice of any such termination or appointment, of any changes in the specified offices of the Agents or the Custodian or of any change in the identity or specified office of any Conversion Agent, Paying Agent or Transfer Agent will be given promptly by the Issuer and the Guarantor to the holders of the Notes and the Trustee and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, to the SGX-ST.

(e)	Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(f)	Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

(g)	Default interest and delay in payment

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions or the Trust Deed, interest shall accrue on the overdue sum at the rate of 5 per cent. per annum from such date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

(h)	Payment Business Day

In these Conditions, “Payment Business Day” means a day on which commercial banks are generally open for business in New York City, Hong Kong and Manila and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

11	Taxation

All payments of principal and/or premium made by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed, levied, collected, withheld or assessed by or within Bermuda, the Cayman Islands or Hong Kong or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event (but without limiting Condition 9(b))

Terms and conditions of the Notes

the Issuer or, as the case may be, the Guarantor shall pay such amounts (“Additional Amounts”) as shall result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Note:

(a)	to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with Bermuda, the Cayman Islands or Hong Kong other than the mere holding of the Note or the receipt of any sums due in respect of such Note (including, without limitation, the holder being a resident or a permanent establishment in Bermuda, the Cayman Islands or Hong Kong);

(b)	(in the case of payment of principal) if the Certificate in respect of such Note is presented for payment more than 30 days after the relevant date for payment in respect thereof except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day;

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Agent in a Member State of the European Union.

References in these Conditions to “principal” or “premium” and/or “interest” (if any) shall be deemed to include any Additional Amounts that may be payable under this Condition 11 or under any obligations undertaken in addition thereto or in substitution therefor pursuant to the Trust Deed.

12	Events of Default

If any of the following events occurs and is continuing the Trustee at its discretion may, and if so requested by holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution (subject in each case to the Trustee being indemnified and/or secured to its satisfaction) shall, give notice to the Issuer that the Notes are, and they shall immediately become, due and repayable at their Early Redemption Amount:

(a)	Non-Payment: the Issuer fails to pay the principal of or any premium on any of the Notes when due and such failure continues for a period of seven days; or

(b)	Breach of Other Obligations: save as otherwise provided in paragraph (j) below the Issuer or the Guarantor does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed and, except where such default is in the opinion of the Trustee incapable of remedy (in which event no such notice as is referred to below shall be required), such default is not in the opinion of the Trustee remedied to its satisfaction within 30 days or such longer period as the Trustee may permit after notice requiring such default to be remedied shall have been given to the Issuer or the Guarantor by the Trustee; or

(c)	Cross-Default: (i) any other present or future Indebtedness for Borrowed Money of the Issuer or the Guarantor, any Material Subsidiary or Material Affiliate becomes due and payable prior to its stated maturity by reason of an event of default or the like (howsoever described), or (ii) any such Indebtedness for Borrowed Money is not paid when due, or (iii) the Issuer or the Guarantor, any Material Subsidiary or Material Affiliate fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness for Borrowed Money, in each of cases (ii) and (iii) after any originally applicable grace period, provided that the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which one or more of the

Terms and conditions of the Notes

events mentioned above in this paragraph (c) have occurred equals or exceeds U.S.$15,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates); or

(d)	Insolvency: the Issuer or the Guarantor or any Material Subsidiary (i) is insolvent or bankrupt or unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or the substantial part of its debts, or (ii) makes a general assignment or an arrangement or composition with or for the benefit of its creditors generally in respect of its debts or a moratorium is agreed or declared in respect of or affecting all or the substantial part of its debts; or

(e)	Cessation of Business/Disposal of Assets: the Guarantor or any Material Subsidiary ceases to carry on the whole or substantially the whole of its business or sells or disposes of the whole or substantially the whole of its assets or business whether as a single transaction or a number of transactions, related or not, save (i) where it is intended that all or substantially all of the proceeds of any such sale or disposal be used for the purposes of the business of the Guarantor or any Subsidiary or Affiliate, or for the repayment of debt, (ii) with respect to a Material Subsidiary, for the purposes of, or pursuant to and followed by, a consolidation or amalgamation with, or merger into, the Issuer, the Guarantor or any other Subsidiary or Affiliate, (iii) for the purposes of, or pursuant to and followed by, a consolidation, amalgamation, merger or reorganisation (other than as described in (ii) above) the terms of which shall have previously been approved by an Extraordinary Resolution of the Noteholders, or (iv) by way of a voluntary winding up or dissolution where there are surplus assets in such Material Subsidiary and such surplus assets attributable to the Issuer, the Guarantor and/or any other Subsidiary or Affiliate are distributed to the Issuer, the Guarantor and/or any such other Subsidiary or Affiliate;

(f)	Winding-up: (i) a final order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of the Issuer or the Guarantor, except for the purposes of and pursuant to and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or (ii) a final order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of a Material Subsidiary or Material Affiliate except (a) for the purposes of and pursuant to and followed by a consolidation or amalgamation with or merger into the Issuer or the Guarantor or any other Subsidiary or the Affiliate, (b) for the purposes of or pursuant to and followed by a reconstruction, amalgamation, merger or consolidation (other than as described in (a) above) on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders or (c) by way of a voluntary winding up or dissolution where there are surplus assets in such Material Subsidiary or Material Affiliate and such surplus assets attributable to the Issuer, the Guarantor and/or any other Material Subsidiary or Material Affiliate are distributed to the Issuer, the Guarantor and/or any such other Subsidiary or Affiliate; or

(g)	Enforcement Proceedings — Guarantor: (i) an administrative or other receiver, manager, administrator or other similar official is appointed in relation to the Guarantor, in relation to the whole or a substantial part of the assets, undertaking, property or revenues of the Guarantor or (ii) an encumbrancer takes possession of the whole or a substantial part of the assets, undertaking, property or revenues of the Guarantor and in any such case of either (i) or (ii) such possession is not removed or, as the case may be, appointment not rescinded within 14 days thereof; or

(h)	Enforcement Proceedings — Material Subsidiary/Affiliate: (i) an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, any Material Subsidiary or Material Affiliate, or, as the case may be, in relation to the whole or substantially the whole of the assets, undertaking, property or revenues of the Issuer, any Material Subsidiary or Material Affiliate or (ii) an encumbrancer takes possession of the whole or substantially the whole of the assets, undertaking, property or revenues of the Issuer, any Material Subsidiary or Material Affiliate and in any such case of either (i) or (ii) such possession is not removed or, as the case may be, appointment not rescinded within 14 days thereof; or

Terms and conditions of the Notes

(i)	Ownership: the Issuer ceases to be wholly-owned and controlled by the Guarantor; or

(j)	Failure to Top-up etc.: (i) the Issuer or the Guarantor transfers or delivers any of the deposited Exchange Property out of the designated account or to any third party, in breach of Condition 6(l) or (ii) the Issuer or the Guarantor fails to perform any of its obligations in respect of any Top-up, and, where the Trustee is satisfied that such failure under paragraph (ii) above is the result of technical or administrative reasons, such failure is not remedied to the satisfaction of the Trustee within 14 days after notice requiring such failure to be remedied shall have been given to the Issuer or the Guarantor by the Trustee; or

(k)	Guarantee: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(l)	Illegality: it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under the Notes or the Trust Deed; or

(m)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs,

provided that in the case of paragraphs (b), (d), (e), (f), (g), (h), (i), (j), (l) and (m) (other than the winding up or dissolution of the Issuer or the Guarantor) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders.

For this purpose, “Affiliate” means at any time any company or other business entity more than 20 per cent. of whose equity share capital is then beneficially owned by the Guarantor and/or one or more of its Subsidiaries and the investment in such company is or will be accounted for by the equity method in the Guarantor’s audited financial statements;

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money.

If the Notes are declared immediately due and repayable pursuant to paragraph (b) or (j) of this Condition 12, by reason of the failure by the Issuer or the Guarantor to comply with the provisions of Condition 6, 7 or 8 and the Exchange Right attached to any Note is exercised thereafter pursuant to Condition 6, the Issuer and the Guarantor shall, following such exercise by the Noteholder, pay to such Noteholder on the Settlement Date an amount (the “Default Cure Amount”), equal to the Value (as defined in Condition 9(d)) of (x) the Exchange Property that is required to be delivered by the Issuer and the Guarantor to satisfy the Exchange Right in relation to such exchanging Noteholder minus (y) the Exchange Property that is actually delivered by the Issuer and the Guarantor pursuant to such Noteholders’ Exchange Notice in each case calculated on the Settlement Date; provided that if such Noteholder has received any payment under the Notes pursuant to this Condition 12, the amount of such payment shall be deducted from the Default Cure Amount.

13	Prescription

Claims in respect of principal and other sums payable in respect of the Notes will become void unless made within 10 years (in the case of principal) and five years (in the case of interest, if any) from the relevant date for payment in respect thereof.

14	Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, these provisions or any relevant provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor, the Trustee or shall be convened by the Issuer at the request of Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is two or more persons holding or

Terms and conditions of the Notes

representing more than one-half in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Trust Deed, these provisions or the Notes (including modifying the date of maturity of the Notes, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or modifying or cancelling the Exchange Rights), the quorum shall be two or more persons holding or representing not less than three-quarters in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting two or more persons holding or representing not less than one-quarter in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. in principal amount of Notes outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

The Trust Deed provides that the Trustee may agree, without the consent of the Noteholders to any modification of, or to any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed, or may determine that any condition, event or act which, but for such determination, would constitute an Event of Default or Potential Event of Default (as defined in the Trust Deed), shall not be treated as such which in any such case, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders or to any modification of any of these Conditions of the Notes or any of the provisions of the Trust Deed which is (in the opinion of the Trustee) of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 16.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and, in particular, but without limitation, shall not have regard to any interests arising from circumstances particular to individual Noteholders or the consequences of such exercise for individual Noteholders (whatsoever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Noteholders, to the substitution at any time or times of any other entity in the place of the Issuer as the principal debtor (a “Substituted Principal Obligor”) under the Trust Deed and the Notes, provided that the Trustee is of the opinion that the interests of the Noteholders will not be materially prejudiced thereby. By subscribing to or purchasing the Notes, the Noteholders expressly consent to any such substitution of the Issuer and expressly consent to the release of the Issuer from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution. Such agreement shall be subject to the relevant provisions of the Trust Deed, including an irrevocable and unconditional guarantee by the Guarantor in form and substance satisfactory to the Trustee and the making of appropriate arrangements to safeguard the Exchange Rights.

15	Replacement of Notes

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or Principal Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

Terms and conditions of the Notes

16	Notices

All notices to holders of the Notes shall be validly given if mailed to them at their respective addresses in the register of holders of the Notes maintained by the Registrar and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, published in a leading newspaper having general circulation in Singapore (which is expected to be The Straits Times).

Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed.

17	Further Issues

The Issuer may from time to time without the consent of the Noteholders and in accordance with the Trust Deed create and issue further securities either having the same terms and conditions as the Notes in all respects and so that such further issue shall be consolidated and form a single series with the Notes or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition 17 and forming a single series with the Notes. Any further securities forming a single series with the Notes constituted by the Trust Deed or any deed supplemental to it shall, and any other Securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Securities of other series where the Trustee so decides.

18	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce payment unless indemnified or secured to its satisfaction.

19	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of the Trust Deed and the Notes, but it need not take any such proceedings or any other action under the Trust Deed unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured to its satisfaction. No Noteholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

20	Governing Law and Jurisdiction; Third Party Rights

(a)	Governing law

The Trust Deed, the Agency Agreement and the Notes are governed by and shall be construed in accordance with English law, other than Clause 6.4 of the Trust Deed which shall be governed by and construed in accordance with the laws of the Netherlands.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with the Notes (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor have in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

(c)	Agent for service of process

Each of the Issuer and the Guarantor has irrevocably appointed Hackwood Secretaries Limited at its registered office for the time being (currently at One Silk Street, London EC2Y 8HQ) as its agent in England to receive service of process in any Proceedings in England based on any of the Notes.

(d)	Third party rights

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

SIGNATORIES

FIRST PACIFIC FINANCE LIMITED

By:	/s/ JOSEPH H.P. NG
JOSEPH H.P. NG
DIRECTOR

FIRST PACIFIC COMPANY LIMITED

By:	/s/ ROBIN NICHOLSON
ROBIN NICHOLSON
DIRECTOR

UBS AG

By:	/s/ PETER GUENTHARDT
PETER GUENTHARDT
DIRECTOR

By:	/s/ SU MI KIM
SU MI KIM
EXECUTIVE DIRECTOR